                                                                  CONFORMED COPY

                                                                   EXHIBIT 10(b)
--------------------------------------------------------------------------------


              TEXAS UTILITIES COMPANY (DOING BUSINESS AS TXU CORP)
                              TXU ELECTRIC COMPANY
                                 TXU GAS COMPANY

                   ------------------------------------------

                                 $1,400,000,000
            FIVE-YEAR SECOND AMENDED AND RESTATED COMPETITIVE ADVANCE
                     AND REVOLVING CREDIT FACILITY AGREEMENT

                                  "FACILITY B"

                          Dated as of February 25, 2000

                   ------------------------------------------


                            THE CHASE MANHATTAN BANK,
         AS ADMINISTRATIVE AGENT AND COMPETITIVE ADVANCE FACILITY AGENT

                         LEAD ARRANGER AND BOOK MANAGER
                              CHASE SECURITIES INC.

                              CO-SYNDICATION AGENTS
                              BANK OF AMERICA, N.A.
                                 CITIBANK, N.A.

                               DOCUMENTATION AGENT
                              THE BANK OF NEW YORK


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

SECTION 1.01.   Defined Terms. ..............................................1
SECTION 1.02.   Terms Generally. ...........................................18

                                   ARTICLE II
                                   THE CREDITS

SECTION 2.01.   Commitments. ...............................................19
SECTION 2.02.   Loans. .....................................................19
SECTION 2.03.   Competitive Bid Procedure. .................................21
SECTION 2.04.   Standby Borrowing Procedure. ...............................23
SECTION 2.05.   Letters of Credit ..........................................24
SECTION 2.06.   Fees. ......................................................27
SECTION 2.07.   Repayment of Outstanding Credits; Evidence of
                Indebtedness. ..............................................28
SECTION 2.08.   Interest on Loans. .........................................28
SECTION 2.09.   Default Interest. ..........................................29
SECTION 2.10.   Alternate Rate of Interest. ................................29
SECTION 2.11.   Termination and Reduction of Commitments. ..................30
SECTION 2.12.   Prepayment. ................................................30
SECTION 2.13.   Reserve Requirements; Change in Circumstances. .............31
SECTION 2.14.   Change in Legality. ........................................33
SECTION 2.15.   Pro Rata Treatment. ........................................33
SECTION 2.16.   Sharing of Setoffs. ........................................34
SECTION 2.17.   Payments. ..................................................34
SECTION 2.18.   Taxes. .....................................................35
SECTION 2.19.   Assignment of Commitments Under Certain Circumstances.......38

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Organization; Powers. ......................................38
SECTION 3.02.   Authorization. .............................................38
SECTION 3.03.   Enforceability. ............................................39
SECTION 3.04.   Governmental Approvals. ....................................39
SECTION 3.05.   Financial Statements. ......................................39
SECTION 3.06.   Litigation. ................................................40
SECTION 3.07.   Federal Reserve Regulations. ...............................40
SECTION 3.08.   Investment Company Act; Public Utility Holding
                     Company Act. ..........................................41
SECTION 3.09.   No Material Misstatements. .................................41

                                                                           PAGE
                                                                           ----


SECTION 3.10.   Taxes. .....................................................41
SECTION 3.11.   Employee Benefit Plans. ....................................41
SECTION 3.12.   Significant Subsidiaries. ..................................42
SECTION 3.13.   Environmental Matters. .....................................42
SECTION 3.14.   Year 2000 Compliance. ......................................42

                                   ARTICLE IV
                                   CONDITIONS

SECTION 4.01.   Restatement Date. ..........................................43
SECTION 4.02.   Conditions for All Extensions of Credit. ...................44

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.   Existence. .................................................45
SECTION 5.02.   Business and Properties. ...................................45
SECTION 5.03.   Financial Statements, Reports, Etc. ........................45
SECTION 5.04.   Insurance. .................................................47
SECTION 5.05.   Taxes, Etc. ................................................47
SECTION 5.06.   Maintaining Records; Access to Properties and
                     Inspections. ..........................................47
SECTION 5.07.   ERISA. .....................................................47
SECTION 5.08.   Use of Proceeds. ...........................................48
SECTION 5.09.   Consolidations, Mergers, Sales and Acquisitions of
                    Assets and Investments in Subsidiaries. ................48
SECTION 5.10.   Limitations on Liens. ......................................50
SECTION 5.11.   Fixed Charge Coverage. .....................................52
SECTION 5.12.   Equity Capitalization Ratio. ...............................52
SECTION 5.13.   Restrictive Agreements. ....................................52

                                   ARTICLE VI
                                EVENTS OF DEFAULT


                                   ARTICLE VII
                                   THE AGENTS


                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.   Notices. ...................................................57
SECTION 8.02.   Survival of Agreement. .....................................58
SECTION 8.03.   Binding Effect. ............................................58
SECTION 8.04.   Successors and Assigns. ....................................59
SECTION 8.05.   Expenses; Indemnity. .......................................62
SECTION 8.06.   Right of Setoff. ...........................................63
SECTION 8.07.   Applicable Law. ............................................64
SECTION 8.08.   Waivers; Amendment. ........................................64
SECTION 8.09.   Entire Agreement. ..........................................64

                                                                           PAGE
                                                                           ----


SECTION 8.10.   Severability. ..............................................65
SECTION 8.11.   Counterparts. ..............................................65
SECTION 8.12.   Headings. ..................................................65
SECTION 8.13.   Interest Rate Limitation. ..................................65
SECTION 8.14.   Jurisdiction; Venue. .......................................66
SECTION 8.15.   Confidentiality. ...........................................66
SECTION 8.16.   Transition Provisions. .....................................67


EXHIBITS AND SCHEDULES

Exhibit A-1    -    Form of Competitive Bid Request
Exhibit A-2    -    Form of Notice of Competitive Bid Request
Exhibit A-3    -    Form of Competitive Bid
Exhibit A-4    -    Form of Competitive Bid Accept/Reject Letter
Exhibit A-5    -    Form of Standby Borrowing Request
Exhibit A-6         Form of Request for Issuance
Exhibit B      -    Administrative Questionnaire
Exhibit C      -    Form of Assignment and Acceptance

Schedule 2.01  -    Commitments

          FIVE-YEAR SECOND AMENDED AND RESTATED COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the "AGREEMENT"), dated as of February 25, 2000, among TEXAS UTILITIES COMPANY, a Texas corporation doing business as TXU Corp ("TXU"); TXU ELECTRIC COMPANY, a Texas corporation and a wholly owned subsidiary of TXU ("TXU ELECTRIC"), and TXU GAS COMPANY, a Texas corporation and a wholly owned subsidiary of TXU ("TXU GAS" and, together with TXU and TXU Electric, the "BORROWERS", and each individually, a "BORROWER"); the lenders listed in Schedule 2.01 (together with their successors and assigns, the "LENDERS"); and THE CHASE MANHATTAN BANK ("CHASE"), as Competitive Advance Facility Agent (in such capacity, the "CAF AGENT"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"; and, together with the CAF Agent, the "AGENTS") and as fronting bank for the Letters of Credit issued hereunder.

     Pursuant to the terms of that certain Five-Year Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of May 28, 1998, as amended and restated as of June 30, 1999 (the "ORIGINAL AGREEMENT"), among the Borrowers, the financial institutions party thereto as lenders (the "ORIGINAL LENDERS"), the CAF Agent and Chase Bank of Texas, National Association ("CHASE BANK OF TEXAS"), as administrative agent for the Original Lenders, the Original Lenders agreed to extend credit in the form of Standby Borrowings (such term and each other capitalized term used herein having the meaning given it in
Article I) to the Borrowers in an aggregate principal amount at any time outstanding not in excess of $1,400,000,000. The Original Lenders also agreed to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. Certain financial institutions that are not Original Lenders wish to become parties hereto and the parties hereto wish to extend the availability of the Commitments and to provide a facility for the issuance of Letters of Credit in an aggregate amount not in excess of $300,000,000. Additionally, the parties hereto have agreed that Chase shall replace Chase Bank of Texas as Administrative Agent. Accordingly, in order to reflect the foregoing as well as certain other modifications to the Original Agreement, the parties hereto now wish to amend and restate the Original Agreement as herein set forth.

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

     SECTION 1.01. DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

     "ABR LOAN" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section
2.10 or 2.14(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ACQUISITION DATE" shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder).

     "ADJUSTED COMMITMENT" shall have the meaning assigned to such term in
Section 5.09(b).

     "ADMINISTRATIVE AGENT" shall have the meaning given such term in the preamble hereto.

     "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in
Section 2.06(b).

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

     "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

     "AGENTS" shall have the meaning given such term in the preamble hereto.

     "AGREEMENT" shall have the meaning given such term in the preamble hereto.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the Base CD Rate in effect on such day plus 1% and (c) the Prime Rate in effect on such day. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York

City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "ASSESSMENT RATE" shall mean, for any day, the annual rate (rounded upwards to the next 1/100 of 1%) most recently estimated by Chase as the then current net annual assessment rate that will be employed in determining amounts payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in US dollars at Chase's domestic offices; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Chase, of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it. If for any reason Chase shall have determined (which determination shall be conclusive absent manifest error; provided that Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Chase to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "APPLICABLE MARGIN" shall mean with respect to any Borrower, the percentage per annum set forth in the column identified as Level 1, Level 2, Level 3 or Level 4 below, based upon the Level corresponding to the higher Debt Rating of such Borrower at the time of determination, provided, that the Applicable Margins set forth below with respect to each Level shall be increased by .125% with respect to Eurodollar Loans outstanding at any time during a Utilization Period, provided, further, that the Applicable Margin with respect to ABR Loans outstanding at any time during a Utilization Period shall be equal to, for each Level, the then-effective Applicable Margin for Eurodollar Loans less 1.00% (but not negative). Any change in the Applicable Margin shall be effective on the date on which the applicable rating agency announces any change in the Debt Rating.

================================================================================
                   Level 1         Level 2       Level 3         Level 4
                   -------         -------       -------         -------
S&P            BBB+ or better       BBB           BBB-        BB+ or below*
Moody's        Baa1 or better       Baa2          Baa3        Ba1 or below*
               --------------       ----          ----        -------------
--------------------------------------------------------------------------------
Percentage Per Annum
--------------------------------------------------------------------------------
Eurodollar        .450%            .675%         .875%           1.025%
 Margin
--------------------------------------------------------------------------------
  ABR               0                0             0              .025%
 Margin
================================================================================

* or unrated

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

     "AUCTION FEES" shall mean the competitive loan fees provided for in the Letter Agreement, payable to the CAF Agent by the applicable Borrower at the time of delivery of each Competitive Bid Request by such Borrower to the CAF Agent pursuant to Section 2.03.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.

     "BORROWER" shall have the meaning given such term in the preamble hereto.

     "BORROWING" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

     "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CAF AGENT" shall have the meaning given such term in the preamble hereto.

     "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in
Article VI.

     "A CHANGE IN CONTROL" shall be deemed to have occurred if (a) any person or group of related persons (other than TXU, any Subsidiary of TXU, or any pension, savings or other employee benefit plan for the benefit of employees of TXU and/or any Subsidiary of TXU) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section

13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Acquisition Date and the date on which any tender offer for Voting Shares of TXU was commenced, by a majority of the Disinterested Directors of TXU, or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of TXU (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of TXU.

     "CHASE" shall have the meaning given such term in the preamble hereto.

     "CHASE BANK OF TEXAS" shall have the meaning given such term in the recitals hereto.

     "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "COMMISSION" shall mean the Public Utility Commission of the State of Texas.

     "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender set forth in Schedule 2.01 hereto to make Loans and to purchase participations in the reimbursement obligations of each of the Borrowers to the Fronting Bank, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11 or 5.09(b) or modified from time to time pursuant to Section 8.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

     "COMPETITIVE BID" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

     "COMPETITIVE BID ACCEPT/REJECT LETTER" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

     "COMPETITIVE BID MARGIN" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

     "COMPETITIVE BID RATE" shall mean, as to any Competitive Bid, (i) in the case of a Eurodollar Loan, the LIBO Rate for the Interest Period requested in such Competitive Bid plus the Competitive Bid Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

     "COMPETITIVE BID REQUEST" shall mean a request made pursuant to Section
2.03 in the form of Exhibit A-1.

     "COMPETITIVE BORROWING" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.

     "COMPETITIVE LOAN" shall mean a Loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

     "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" for any twelve-month period shall mean (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of Subsidiaries, but before any extraordinary items and before the effect in such twelve-month period of any change in accounting principles promulgated by the Financial Accounting Standards Board becoming effective after December 31, 1999, less (ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus (iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus (iv) Consolidated Fixed Charges, all determined for such twelve-month period with respect to TXU and its Consolidated Subsidiaries on a consolidated basis; provided, however, that in computing Consolidated Earnings Available for Fixed Charges for any twelve-month period the following amounts shall be excluded: (A) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (B) any non-cash book losses relating to the sale or write-down of assets and (C) charges in respect of one-time costs incurred in connection with mergers and acquisitions in an aggregate amount not to exceed $20,000,000 in any such twelve-month period.

     "CONSOLIDATED FIXED CHARGES" for any twelve-month period shall mean the sum (without duplication) of (i) interest on mortgage bonds, (ii) interest on other long-term debt, (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt, and (iv) preferred stock dividends and preferred securities distributions of Subsidiaries, all determined for such twelve-month period with respect to TXU and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

     "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean the sum (without duplication) of (i) total common stock equity plus (ii) preferred stock not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to TXU and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Linked Securities plus (iv) Equity-Credit Preferred Securities in an aggregate amount not in excess of $2,000,000,000.

     "CONSOLIDATED SUBSIDIARY" shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of TXU, TXU Electric or TXU Gas, as the case may be, in its consolidated financial statements as of such date.

     "CONSOLIDATED TOTAL CAPITALIZATION" shall mean the sum of (i) total common stock equity, (ii) preferred stock and preferred securities, and (iii) long-term debt (less amounts due currently), all determined with respect to TXU and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds.

     "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with TXU, are treated as a single employer under
Section 414(b) or 414(c) of the Code.

     "DEBT RATING" shall mean, with respect to any Borrower, the ratings (whether explicit or implied) assigned by S&P and Moody's to such Borrower's senior unsecured non-credit enhanced long term debt.

     "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "DISINTERESTED DIRECTOR" shall mean any member of the Board of Directors of TXU who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than TXU, any Subsidiary of TXU, or any pension, savings or other employee benefit plan for the benefit of employees of TXU and/or any Subsidiary of TXU) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of TXU (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) and who either was a member of the Board of Directors of TXU prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date.

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "EQUITY-CREDIT PREFERRED SECURITIES" shall mean securities, however denominated, (A) issued by TXU or a Consolidated Subsidiary, (B) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (C) that are perpetual or mature no less than 30 years from the date of issuance, (D) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (E) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Maturity Date and after the "Maturity Date" under and as defined in the Facility A Credit Agreement.

     "EQUITY-LINKED SECURITIES" shall mean the 14 million equity-linked securities issued by TXU in July and August 1998 known as "Feline Prides".

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in
Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in Section 414(m) or (o) of the Code of which the relevant Borrower is a member.

     "ERISA EVENT" shall mean (i) any "Reportable Event"; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by any Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Borrower other than a liability to pay premiums or benefits when due.

     "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar
Loans.

     "EURODOLLAR COMPETITIVE LOAN" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "EURODOLLAR LOAN" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

     "EURODOLLAR STANDBY LOAN" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VI.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXTENSION OF CREDIT" means (i) the making of a Loan, (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder or (iii) the funding of a participation in the unpaid reimbursement obligation of a Borrower with respect to a payment made by the Fronting Bank under a Letter of Credit issued for the account of such Borrower (excluding any reimbursement obligation that has been repaid with the proceeds of any Loan), and the Outstanding Credits resulting from any of the foregoing actions.

     "FACILITY A CREDIT AGREEMENT" shall mean the 364-Day Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of the date hereof, among the Borrowers and certain other parties named therein, as amended, modified or supplemented from time to time.

     "FACILITY FEE" shall have the meaning assigned to such term in Section 2.06(a).

     "FACILITY FEE PERCENTAGE" shall mean the percentage per annum set forth in the column identified as Level 1, Level 2, Level 3 or Level 4 below, based upon the Level corresponding to the higher Debt Rating of TXU at the time of determination. Any change in the Facility Fee Percentage shall be effective on the date on which the applicable rating agency announces any change in the applicable Debt Rating.

================================================================================
               Level 1           Level 2      Level 3       Level 4
               -------           -------      -------       -------
S&P         BBB+ or better         BBB         BBB-      BB+ or below*
Moody's     Baa1 or better         Baa2        Baa3      Ba1 or below*
            --------------         ----        ----      -------------
--------------------------------------------------------------------------------
Percentage Per Annum
--------------------------------------------------------------------------------
Facility Fee   0.175%             0.200%      0.250%        0.350%
================================================================================

* or unrated

     "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning set forth in the definition of "Alternate Base Rate".

     "FEES" shall mean the Facility Fee, the LC Fee, the Fronting Fee, the Auction Fees, the Administrative Fees and any other fees provided for in the Letter Agreement.

     "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

     "FIRST MORTGAGE" shall mean (i) the TXU Electric Mortgage and (ii) any Mortgage and Deed of Trust of TXU Electric issued to refund, to replace or in substitution for the TXU Electric Mortgage.

     "FIXED RATE BORROWING" shall mean a Borrowing comprised of Fixed Rate
Loans.

     "FIXED RATE LOAN" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the "FIXED RATE") (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

     "FRONTING BANK" shall mean Chase, in its capacity as issuer of any Letter of Credit, provided, that Chase may, in its discretion, arrange for one or more Letters of Credit to be issued by any of its Affiliates (including, without limitation, Chase Manhattan Bank Delaware), in which case the term "Fronting Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "FRONTING FEE" shall have the meaning assigned to such term in Section 2.06(d).

     "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "INDEBTEDNESS" of any person shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such person or for which such person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

     "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

     "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided that, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Maturity Date, such period may end on the seventh or fourteenth day thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.07 or Section 2.12 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "LC COMMITMENT AMOUNT" shall mean $300,000,000.

     "LC FEE" shall have the meaning assigned to such term in Section 2.06(d).

     "LC OUTSTANDINGS" shall mean, on any date of determination, the sum of (i) the undrawn stated amounts of all Letters of Credit that are outstanding on such date and (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrowers on such date with respect to payments made by the Fronting Bank under Letters of Credit (excluding reimbursement obligations that have been repaid with the proceeds of any Loan).

     "LENDERS" shall have the meaning given such term in the preamble hereto.

     "LETTER AGREEMENT" shall mean, collectively, (i) the Commitment Letter, dated February 3, 2000, among TXU, Chase and Chase Securities Inc., and (ii) the Fee Letter, dated February 3, 2000, among TXU, Chase and Chase Securities Inc., each as amended, modified or supplemented from time to time.

     "LETTER OF CREDIT" means a letter of credit that is issued by the Fronting Bank pursuant to Section 2.05, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

     "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

     "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

     "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "MARGIN STOCK" shall have the meaning given such term under Regulation U of the Board.

     "MATERIAL ADVERSE CHANGE" shall mean a materially adverse change in the business, assets, operations or financial condition of TXU and its Subsidiaries taken as a whole which makes any Borrower unable to perform any of its obligations under this Agreement or the Facility A Credit Agreement or which impairs the rights of, or benefits available to, the Lenders or Fronting Bank under this Agreement or the "Lenders" under and as defined in the Facility A Credit Agreement.

     "MATURITY DATE" shall mean the earlier to occur of (i) February 25, 2005 and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.11 or Article VI.

     "MOODY'S" shall mean Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

     "NOTICE OF COMPETITIVE BID REQUEST" shall mean a notification made pursuant to Section 2.03 in the form of Exhibit A-2.

     "OPERATING AGREEMENTS" shall mean the (i) Operating Agreement, dated April 28, 1978, between TXU Mining and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company, as amended by the Modification of Operating Agreement, dated April 20, 1979, between the same parties and (ii) the Operating Agreement, dated December 15, 1976, between TXU Fuel and Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company, as the same may be amended from time to time, provided that any resulting amended agreement shall not increase the scope of Liens permitted under Section 5.10(i).

     "ORIGINAL AGREEMENT" shall have the meaning given such term in the recitals hereto.

     "ORIGINAL LENDERS" shall have the meaning given such term in the recitals hereto.

     "OUTSTANDING CREDITS" means, on any date of determination, an amount equal to (i) the aggregate principal amount of all Loans outstanding on such date plus
(ii) the LC Outstandings on such date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERCENTAGE" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the Total Commitment on such date.

     "PERMITTED ENCUMBRANCES" shall mean, as to any person at any date, any of the following:

     (a) (i) Liens for taxes, assessments or governmental charges not then delinquent and Liens for workers' compensation awards and similar obligations not then delinquent and undetermined Liens or charges incidental to construction, Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such person in good faith against which an adequate reserve has been established, with respect to which levy and execution thereon have been stayed and continue to be stayed and which do not impair the use of the property or the operation of such person's business, (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and mechanics' or materialmen's Liens, assessments or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, and other Liens of like nature incurred or created in the ordinary course of business;

     (b) Liens securing indebtedness, neither assumed nor guaranteed by such person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such person for any substation, transmission line, transportation line, distribution line, right of way or similar purpose;

     (c) rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

     (d) rights reserved to or vested in others to take or receive any part of the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of such person and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

     (e) easements, restrictions, exceptions or reservations in any property and/or rights of way of such person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such person;

     (f) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such person;

     (g) any obligations or duties, affecting the property of such person, to any municipality or public authority with respect to any franchise, grant, license or permit;

     (h) as of any particular time any controls, Liens, restrictions, regulations, easements, exceptions or reservations of any municipality or public authority applying particularly to space satellites or nuclear fuel;

     (i) any judgment Lien against such person securing a judgment for an amount not exceeding 25% of Consolidated Shareholders' Equity, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

     (j) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

     (k) any landlords' Lien on fixtures or movable property located on premises leased by such person in the ordinary course of business so long as the rent secured thereby is not in default.

     "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

     "PLAN" shall mean any employee pension benefit plan described under Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by any Borrower or any ERISA Affiliate.

     "QUALIFIED TRANSITION BONDS" shall mean securities, however denominated, that are (i) issued by a Consolidated Subsidiary formed and operating solely for the purpose of (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Public Utility Commission of Texas, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above, (ii) secured by or otherwise payable from transition charges authorized pursuant to such order, and (iii) non-recourse to TXU or any of its other Consolidated Subsidiaries.

     "REGISTER" shall have the meaning given such term in Section 8.04(d).

     "REPORTABLE EVENT" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414).

     "REQUEST FOR ISSUANCE" shall mean a request made pursuant to Section 2.05(a) in the form of Exhibit A-6.

     "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments representing in excess of 50% of the Total Commitment or, (i) for purposes of acceleration pursuant to clause (ii) of Article VI, or (ii) if the Total Commitment has been terminated, Lenders holding Outstanding Credits representing in excess of 50% of the aggregate principal amount of the Outstanding Credits.

     "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "RESTATEMENT DATE" shall have the meaning assigned to that term in Section 4.01.

     "S&P" shall mean Standard & Poor's Ratings Services (a division of The McGraw-Hill Companies, Inc.).

     "SEC" shall mean the Securities and Exchange Commission.

     "SIGNIFICANT DISPOSITION" shall mean a sale, lease, disposition or other transfer by a Subsidiary Borrower, or any Subsidiary of a Subsidiary Borrower, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by such Subsidiary Borrower or any Subsidiary thereof, 25% or more of the assets of such Subsidiary Borrower and its Subsidiaries taken as a whole, excluding any such sale, lease, disposition or other transfer to a wholly-owned Subsidiary of such Subsidiary Borrower.

     "SIGNIFICANT SUBSIDIARY" shall mean at any time a Subsidiary of TXU that as of such time satisfies the definition of a "significant subsidiary" contained as of February 25, 2000, in Regulation S-X of the SEC; provided, that each of TXU Electric, TXU Gas and any other Borrower hereunder shall at all times be considered a Significant Subsidiary of TXU.

     "STANDBY BORROWING" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

     "STANDBY BORROWING REQUEST" shall mean a request made pursuant to Section
2.04 in the form of Exhibit A-5.

     "STANDBY LOANS" shall mean the revolving loans made pursuant to Section
2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" shall mean, with respect to any person (the "PARENT"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent.

     "SUBSIDIARY BORROWER" shall mean each of TXU Electric and TXU Gas.

     "SUBSIDIARY BORROWER EARNINGS AVAILABLE FOR FIXED CHARGES" for any twelve-month period for any Subsidiary Borrower shall mean (i) consolidated net income, calculated after deducting preferred stock dividends and preferred securities distributions of subsidiaries, but before any extraordinary items and before the effect in such twelve-month period of any change in accounting principles promulgated by the Financial Accounting Standards Board becoming effective after December 31, 1999, less (ii) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income, plus (iii) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income, plus (iv) Subsidiary Borrower Fixed Charges, all determined for such twelve-month period with respect to such Subsidiary Borrower and its Subsidiaries on a consolidated basis; provided, however, that in computing Subsidiary Borrower Earnings Available for Fixed Charges for any twelve-month period the following amounts shall be excluded: (A) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (B) any non-cash book losses relating to the sale or write-down of assets and (C) charges in respect of one-time costs incurred in connection with mergers and acquisitions in an aggregate amount not to exceed $10,000,000 (in the case of TXU Electric) or $5,000,000 (in the case of TXU Gas) in any such twelve-month period.

     "SUBSIDIARY BORROWER FIXED CHARGES" for any twelve-month period for any Subsidiary Borrower shall mean the sum (without duplication) of (i) interest on mortgage bonds, (ii) interest on other long-term debt, (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt, and (iv) preferred stock dividends and preferred securities distributions of subsidiaries, all determined for such twelve-month period with respect to such Subsidiary Borrower and its Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest in, Qualified Transition Bonds.

     "SUBSTANTIAL" shall mean an amount in excess of 10% of the consolidated assets of TXU and its Consolidated Subsidiaries taken as a whole.

     "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

     "TXU" shall have the meaning given such term in the preamble hereto.

     "TXU ELECTRIC" shall have the meaning given such term in the preamble hereto.

     "TXU ELECTRIC APPROVAL DATE" shall mean the first date on which the following shall have occurred: TXU Electric shall have delivered to the Administrative Agent (in sufficient copies for each of the Lenders) (i) a certificate of the Secretary or Assistant Secretary of TXU Electric certifying that (A) attached thereto are true and correct copies of all corporate resolutions and all orders, consents and approvals required by any Governmental Authority in order to permit or authorize TXU Electric to request, receive and repay Extensions of Credit hereunder and "Loans" under and as defined in the Facility A Credit Agreement in an aggregate principal amount at least equal to the sum of the Total Commitment hereunder and the "Total Commitment" under and as defined in the Facility A Credit Agreement and (B) that all such resolutions, orders, consents and approvals are in full force and effect, sufficient for their purpose and, in the case of such orders, consents and approvals, not subject to any pending or, to the knowledge of such Secretary or Assistant Secretary (as the case may be), threatened appeal or other proceeding seeking reconsideration or review thereof and (ii) an opinion of counsel to TXU Electric, in form and substance satisfactory to the Administrative Agent, as to such orders, consents and approvals and as to the enforceability of the obligations of TXU Electric hereunder on and after such date.

     "TXU ELECTRIC MORTGAGE" shall mean the Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric to Irving Trust Company (now The Bank of New York), Trustee, as amended or supplemented from time to time.

     "TXU FUEL" shall mean TXU Fuel Company, a Texas corporation, and its successors.

     "TXU GAS" shall have the meaning given such term in the preamble hereto.

     "TXU MINING" shall mean TXU Mining Company, a Texas corporation, and its successors.

     "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

     "U.K. FACILITY AGREEMENT" shall mean the (pound)1.275 Billion Facilities Agreement, dated March 24, 1999, among TXU Europe Limited (formerly known as TXU Eastern Holdings Limited), TXU Finance (No. 2) Limited, TXU Acquisitions Limited, the lenders parties thereto and certain other parties named therein, as amended, modified or supplemented from time to time.

     "UTILIZATION PERIOD" shall mean any day or days during which the aggregate amount of Outstanding Credits is greater than 33-1/3% of the Total Commitment for such day or days.

     "VOTING SHARES" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

     "WHOLLY OWNED SUBSIDIARY" shall mean any Consolidated Subsidiary all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by TXU.

     "WITHDRAWAL LIABILITY" shall mean liability of a Borrower established under
Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrowers' audited financial statements referred to in Section 3.05.

                                   ARTICLE II
                                   THE CREDITS

     SECTION 2.01. COMMITMENTS.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to each of the Borrowers and to purchase participations in the reimbursement obligations of each of the Borrowers to the Fronting Bank, at any time and from time to time until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment, and the Fronting Bank agrees to issue Letters of Credit for the account of each Borrower at any time and from time to time until the fifth Business Day preceding the Maturity Date in aggregate stated amounts at any time outstanding not to exceed the LC Commitment Amount, subject, however, to the conditions that (i) at no time shall the sum of (x) the outstanding aggregate principal amount of all Standby Loans plus (y) the outstanding aggregate principal amount of all Competitive Loans plus (z) LC Outstandings exceed the Total Commitment, (ii) at no time shall the sum of (x) the outstanding aggregate principal amount of all Loans made to TXU Gas plus (y) the outstanding aggregate principal amount of all "Loans" under and as defined in the Facility A Credit Agreement made to TXU Gas plus (z) the aggregate amount of LC Outstandings for the account of, or owing by, TXU Gas exceed $650,000,000, (iii) unless and until the TXU Electric Approval Date shall have occurred, at no time shall the sum of (x) the outstanding aggregate principal amount of all Loans made to TXU Electric plus (y) the outstanding aggregate principal amount of all "Loans" under and as defined in the Facility A Credit Agreement made to TXU Electric plus (z) the aggregate amount of LC Outstandings for the account of, or owing by, TXU Electric exceed $1,250,000,000, (iv) at no time shall (x) the outstanding aggregate principal amount of all Standby Loans made by any Lender plus (y) the amount by which the Competitive Loans made to any Borrower and outstanding at such time shall be deemed to have used the Commitment of such Lender pursuant to Section 2.15 plus
(z) such Lender's Percentage of the LC Outstandings exceed the amount of such Lender's Commitment and (v) at all times, the outstanding aggregate principal amount of all Standby Loans made by each Lender to each Borrower shall equal the product of (A) the percentage which such Lender's Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Standby Loans made to such Borrower.

     Within the foregoing limits, the Borrowers may borrow, pay or prepay and, subject to the limitations set forth in Section 2.12(a), reborrow Standby Loans hereunder, on and after the Restatement Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

     SECTION 2.02. LOANS.

     (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

     (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

     (c) Subject to paragraph (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the applicable Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section
2.15. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) A Borrower may refinance all or any part of any Standby Borrowing with a Standby Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Standby Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with

Section 2.07 or 2.12, as applicable, with the proceeds of a new Standby Borrowing, and the proceeds of the new Standby Borrowing, to the extent they do not exceed the principal amount of the Standby Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to such Borrower pursuant to paragraph (c) above.

     SECTION 2.03. COMPETITIVE BID PROCEDURE.

     (a) In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the CAF Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the CAF Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the CAF Agent's sole discretion, and the CAF Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (w) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (y) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the CAF Agent shall telecopy to each Lender a Notice of Competitive Bid Request in the form of Exhibit A-2 inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

     (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the CAF Agent by telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the CAF Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the CAF Agent, and the CAF Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make to such Borrower,
(y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the CAF Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

     (c) The CAF Agent shall notify the Borrower by telecopy of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which such Competitive Bid was made and the identity of the Lender that made each such bid by (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. The CAF Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after the completion of the bidding process set forth in this Section 2.03.

     (d) A Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any or all Competitive Bids referred to in paragraph (c) above. Such Borrower shall notify the CAF Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above by (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the applicable Borrower. A notice given by a Borrower pursuant to this paragraph
(d) shall be irrevocable.

     (e) The CAF Agent shall promptly notify each bidding Lender (and the Administrative Agent), by telecopy, whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

     (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in clauses (i), (ii) and
(iii) of Section 2.01 would not be met.

     (g) If either the Administrative Agent or CAF Agent shall elect to submit a Competitive Bid in its capacity as a Lender, such party shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the CAF Agent pursuant to paragraph (b) above.

     (h) Each of the Borrowers and the CAF Agent shall deliver to the Administrative Agent by telecopy copies of all notices delivered by it pursuant to this Section 2.03 at the same times such notices are delivered hereunder. All notices required by this Section 2.03 shall be given in accordance with Section 8.01.

     (i) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid which was accepted by a Borrower pursuant to paragraph (d) above.

     SECTION 2.04. STANDBY BORROWING PROCEDURE.

     In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 11:00 a.m., New York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business
Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "Interest Period"). If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

     SECTION 2.05. LETTERS OF CREDIT

     (a) Subject to the terms and conditions hereof, each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior notice thereof by the delivery by a Borrower of a Request for Issuance to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the Fronting Bank. Each Request for Issuance shall identify the Borrower for the account of which the Letter of Credit is proposed to be issued and shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the earlier of (A) the first anniversary of its date of issuance and (B) the fifth Business Day preceding the Maturity Date, provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (B) above)), (ii) the proposed stated amount (denominated in dollars) of such Letter of Credit (which shall not be less than $5,000,000, unless otherwise agreed to by the Fronting Bank), (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower that delivered such request not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon (New York City time) on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the Fronting Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders. The Fronting Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with any applicable requirement of law.

     (b) No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, (i) the Outstanding Credits would exceed the Total Commitment; or (ii) the aggregate undrawn stated amounts of all Letters of Credit outstanding would exceed the LC Commitment Amount. Furthermore, no Letter of Credit shall be requested by, or issued to, (A) TXU Gas hereunder if, after the issuance thereof, the sum of (1) the outstanding aggregate principal amount of all Loans made to TXU Gas plus (2) the aggregate amount of LC Outstandings for the account of, or owing by, TXU Gas plus (3) the outstanding aggregate principal amount of all "Loans" under and as defined in the Facility A Credit Agreement made to TXU Gas would exceed $650,000,000, or (B) TXU Electric hereunder prior to the TXU Electric Approval Date if, after the issuance thereof, the sum of (1) the outstanding aggregate principal amount of all Loans made to TXU Electric plus (2) the aggregate amount of LC Outstandings for the account of, or owing by, TXU Electric plus (3) the outstanding aggregate principal amount of all "Loans" under and as defined in the Facility A Credit Agreement made to TXU Electric would exceed $1,250,000,000.

     (c) Each of the Borrowers hereby agrees to pay to the Administrative Agent for the account of the Fronting Bank and, if they shall have purchased participations in the reimbursement obligations of such Borrower pursuant to subsection (d) below, the Lenders, on demand made by the Fronting Bank to such

Borrower, on and after each date on which the Fronting Bank shall pay any amount under any Letter of Credit issued by the Fronting Bank for the account of such Borrower, a sum equal to the amount so paid plus interest on such amount from the date so paid by the Fronting Bank until repayment to the Fronting Bank in full at a fluctuating interest rate per annum equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus, if any amount paid by the Fronting Bank under a Letter of Credit is not reimbursed by such Borrower within three Business Days, 2%.

     (d) If the Fronting Bank shall not have been reimbursed in full by a Borrower for any payment made by the Fronting Bank under a Letter of Credit issued by the Fronting Bank for the account of such Borrower on the date of such payment, the Fronting Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon (New York City time) on the Business Day immediately succeeding the date of such payment by the Fronting Bank. Notwithstanding any provision of this Agreement to the contrary, each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to the Fronting Bank by paying to the Administrative Agent for the account of the Fronting Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by the Fronting Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of the payment by the Fronting Bank to the date of payment to the Fronting Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 p.m. (New York City time) on the later to occur of
(i) the Business Day immediately following the date of such payment by the Fronting Bank and (ii) the Business Day on which the Lender shall have received an LC Payment Notice from the Fronting Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of the Fronting Bank shall be several and shall not be affected by the occurrence or continuance of a Default or Event of Default or the failure of any other Lender to make any payment under this Section 2.05(d). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) The failure of any Lender to make any payment to the Administrative Agent for the account of the Fronting Bank in accordance with subsection (d) above, shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "NON-PERFORMING LENDER") shall fail to make any payment to the Administrative Agent for the account of the Fronting Bank in accordance with subsection (d) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, the Fronting Bank shall be deemed, for purposes of Section 2.16 and Article VI hereof, to be a Lender hereunder owed a Loan in an amount equal to the outstanding principal amount due and payable by such non-performing Lender to the Administrative Agent for the account of the Fronting Bank pursuant to subsection (d) above. Any non-performing Lender and the Borrower for the account of which the relevant Letter of Credit was issued (without waiving any claim against such Lender for such Lender's failure to purchase a participation in the reimbursement obligations of such Borrower under subsection (d) above) severally agree to pay to the Administrative Agent for the account of the Fronting Bank forthwith on demand such amount, together with interest thereon for each day from the date the Lender would have purchased its participation had it complied with the requirements of subsection (d) above until the date such amount is paid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to ABR Loans (or the interest rate that would be applicable if ABR Loans were outstanding) and (ii) in the case of such Lender, the Federal Funds Effective Rate.

     (f) The payment obligations of each Lender under Section 2.05(d) and of each Borrower under this Agreement in respect of any payment under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating hereto or to such Letter of Credit;

          (ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

          (iii) the existence of any claim, set-off, defense or other right which the Borrower for the account of which such Letter of Credit was issued may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting), the Fronting Bank, or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit, or any unrelated transaction;

          (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment in good faith by the Fronting Bank under the Letter of Credit issued by the Fronting Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (g) Each Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit issued for the account of such Borrower. Neither the Fronting Bank, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Fronting Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower for the account of which such Letter of Credit was issued and each Lender shall have the right to bring suit against the Fronting Bank, and the Fronting Bank shall be liable to such Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by such Borrower or such Lender which such Borrower or such Lender proves were caused by the Fronting Bank's wilful misconduct or gross negligence, including, in the case of such Borrower, the Fronting Bank's wilful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Fronting Bank may accept sight drafts and accompanying certificates presented under any Letter of Credit issued by the Fronting Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute wilful misconduct or gross negligence by the Fronting Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify any Borrower for damages caused by the Fronting Bank's wilful misconduct or gross negligence.

     SECTION 2.06. FEES.

     (a) The Borrowers agree jointly and severally to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 2000) and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a facility fee (a "FACILITY FEE"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the sum of the unused Commitment of such Lender plus the principal amount of outstanding Extensions of Credit made by such Lender (without regard, in either case, to any Competitive Loans made by any Lender), during the preceding quarter (or other period commencing on the Restatement Date or ending on the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Restatement Date, and shall cease to accrue on the date of termination of the Commitment of such Lender as provided herein.

     (b) Each Borrower agrees jointly and severally to pay the Administrative Agent, for its own account, the administrative fees provided for in the Letter Agreement (the "ADMINISTRATIVE FEES").

     (c) Each Borrower agrees to pay the CAF Agent, for its own account, the Auction Fees applicable to such Borrower.

     (d) Each Borrower for the account of which a Letter of Credit is issued agrees to pay the Administrative Agent for the account of the Fronting Bank a fronting fee (a "FRONTING FEE") and such other charges with respect to such Letter of Credit as are set forth in the Fee Letter or otherwise agreed upon with the Fronting Bank, and agrees to pay to the Administrative Agent for the account of the Lenders a fee (the "LC FEE") on the face amount of each Letter of Credit issued by the Fronting Bank for the account of such Borrower calculated at a rate per annum equal to the Applicable Margin for Eurodollar Standby Loans, computed on the basis of the actual number of days that each such Letter of Credit is outstanding, assuming a year of 360 days, payable in arrears on each March 31, June 30, September 30 and December 31, and on the date that such Letter of Credit expires or is drawn in full.

     (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the CAF Agent or the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.07. REPAYMENT OF OUTSTANDING CREDITS; EVIDENCE OF INDEBTEDNESS.

     (a) The principal balance of each Outstanding Credit shall be due and payable on the last day of the Interest Period applicable thereto and on the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Extension of Credit made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Extension of Credit made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Outstanding Credits in accordance with their terms.

     SECTION 2.08. INTEREST ON LOANS.

     (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect and in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Competitive Bid Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

     (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

     (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03.

     (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by Chase, and such determination shall be conclusive absent manifest error; provided that Chase shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.09. DEFAULT INTEREST.

     If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder (except for reimbursement obligations in respect of Letters of Credit that have been refunded with Loans), whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.08(b)) equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 1%.

     SECTION 2.10. ALTERNATE RATE OF INTEREST.

     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent and (y) any request by a Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurodollar Standby Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination.

     SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS.

     (a) The Commitments shall be automatically terminated on the Maturity Date and shall be automatically reduced on the date of any Significant Disposition by such amount as may be required to give effect to any Adjusted Commitment pursuant to Section 5.09(b).

     (b) Upon at least two Business Days' prior irrevocable written notice to the Administrative Agent, the Borrowers, acting jointly, may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made that would reduce the Total Commitment to an amount less than (1) the aggregate amount of Outstanding Credits on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.12) or (2) $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Total Commitment to $0. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.11(b) and of each Lender's portion of any such termination or reduction of the Total Commitment.

     (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

     SECTION 2.12. PREPAYMENT.

     (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative
Agent: (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000. No prepayment may be made in respect of any Competitive Borrowing.

     (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings and/or deposit funds in the Cash Collateral Account in respect of undrawn Letters of Credit outstanding on such date as shall be necessary in order that the Outstanding Credits will not exceed the Total Commitment, after giving effect to such termination or reduction.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

     (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank hereunder (except for changes in respect of taxes on the overall net income of such Lender or the Fronting Bank (as the case may be) or its lending office imposed by the jurisdiction in which such Lender's or the Fronting Bank's (as the case may be) principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Fronting Bank, or shall result in the imposition on any Lender, the Fronting Bank or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Extension of Credit (other than an ABR Loan) made by such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank (as the case may be) of making or maintaining any Extension of Credit (other than an ABR Loan) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank (as the case may be) hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank (as the case may be) to be material, then the applicable Borrower or, if the foregoing circumstances do not relate to a particular Extension of Credit, the Borrowers shall, upon receipt of the notice and certificate provided for in Section 2.13(c), promptly pay to such Lender or the Fronting Bank (as the case may be) such additional amount or amounts as will compensate such Lender or the Fronting Bank (as the case may be) for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

     (b) If any Lender or the Fronting Bank shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Fronting Bank (or any lending office of such Lender or the Fronting Bank) or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's (as the case may be) capital or on the capital of such Lender's or the Fronting Bank's (as the case may be) holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Extensions of Credit made by such Lender or the Fronting Bank (as the case may be) pursuant hereto to a level below that which such Lender or the Fronting Bank (as the case may be) or such Lender's or the Fronting Bank's (as the case may be) holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's (as the case may be) policies and the policies of such Lender's or the Fronting Bank's (as the case may be) holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank (as the case may be) to be material, then from time to time such additional amount or amounts as will compensate such Lender or the Fronting Bank (as the case may be) for any such reduction suffered will be paid by the Borrowers to such Lender or the Fronting Bank (as the case may be). It is acknowledged that this Agreement is being entered into by the Lenders and the Fronting Bank on the understanding that neither the Lenders nor the Fronting Bank will be required to maintain capital against their Commitments or agreement to issue Letters of Credit, as the case may be, under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders or the Fronting Bank shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders or the Fronting Bank, as the case may be, will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

     (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank (as the case may be) or its holding company as specified in paragraph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the applicable Borrower or the Borrowers, as the case may be, and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Fronting Bank (as the case may be) the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender and the Fronting Bank shall give prompt notice to the applicable Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by such Borrower pursuant to this Section; provided, however, that failure by such Lender or the Fronting Bank to give such notice shall not constitute a waiver of such Lender's or the Fronting Bank's (as the case may be) right to demand compensation hereunder.

     (d) Failure on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's (as the case may be) right to demand compensation with respect to such period or any other period; provided, however, that neither any Lender nor the Fronting Bank shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the applicable Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e) Each Lender and the Fronting Bank agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender or the Fronting Bank (as the case may be), be disadvantageous to such Lender or the Fronting Bank (as the case may be).

     SECTION 2.14. CHANGE IN LEGALITY.

     (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Agents, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

     SECTION 2.15. PRO RATA TREATMENT.

     Except as provided below in this Section 2.15 with respect to Competitive Borrowings and as required under Sections 2.14 and 2.19, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments, and the LC Outstandings shall be deemed to have utilized the Commitments of the Lenders pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.16. SHARING OF SETOFFS.

     Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loans or LC Outstandings as a result of which the unpaid principal portion of its Standby Loans and LC Outstandings shall be proportionately less than the unpaid principal portion of the Standby Loans and LC Outstandings of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans or LC Outstandings of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and LC Outstandings and participations in the Standby Loans and LC Outstandings held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans and LC Outstandings then outstanding as the principal amount of its Standby Loans and LC Outstandings prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans and LC Outstandings outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan or LC Outstandings deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.

     SECTION 2.17. PAYMENTS.

     (a) Each Borrower shall make each payment (including principal of or interest on any Extension of Credit or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Loan and Agency Services Group, in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of such Borrower's rights to any independent claim that such Borrower may have against either Agent, the Fronting Bank or any Lender.

     (b) Whenever any payment (including principal of or interest on any Extension of Credit or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.18. TAXES.

     (a) Any and all payments of principal and interest on any of the Outstanding Credits, or of any Fees or indemnity or expense reimbursements by a Borrower hereunder ("BORROWER PAYMENTS") shall be made, in accordance with
Section 2.17, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such Borrower Payments, but only to the extent reasonably attributable to such Borrower Payments, excluding (i) income taxes imposed on the net income of the Administrative Agent, the CAF Agent, the Fronting Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the CAF Agent, the Fronting Bank or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, the CAF Agent, the Fronting Bank or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agents or the Fronting Bank, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender (or Transferee) or Agent or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Letter Agreement ("OTHER TAXES").

     (c) Each Borrower shall indemnify each Lender (or Transferee thereof), each Agent and the Fronting Bank for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender, the CAF Agent, the Fronting Bank, or the Administrative Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or any Agent or the Fronting Bank, as the case may be, makes written demand therefor.

     (d) If a Lender (or Transferee) or any Agent or the Fronting Bank shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 2.18, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such United States Governmental Authority for such refund at such Borrower's expense. If a Lender (or Transferee) or any Agent or the Fronting Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower had paid additional amounts pursuant to this Section 2.18, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this
Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or such Agent or the Fronting Bank and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or such Agent or the Fronting Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or such Agent or the Fronting Bank in the event such Lender (or Transferee) or such Agent or the Fronting Bank is required to repay such refund to such United States Governmental Authority.

     (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by a Borrower to the relevant United States Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Extensions of Credit made hereunder.

     (g) Each of the Agents, the Fronting Bank and each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. Lender" or "NON U.S. AGENT", as applicable) shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.18(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) A Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to an Extension of Credit; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of such Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or the Fronting Bank or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or the Fronting Bank or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of paragraph (g) above and (i) below.

     (i) Any of the Fronting Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Fronting Bank or such Lender (or Transferee) (as the case may be), be otherwise disadvantageous to the Fronting Bank or such Lender (or Transferee) (as the case may be).

     (j) Nothing contained in this Section 2.18 shall require any Lender (or Transferee) or any Agent or the Fronting Bank to make available to such Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

     (k) Notwithstanding anything herein to the contrary, the indemnification obligations under this Section shall, to the extent practicable, be allocated between the Borrowers based upon their relative liability for the interest, fee or other payments in respect of which such indemnification obligations arise.

     SECTION 2.19. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

     In the event that any Lender or the Fronting Bank shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or any Borrower shall be required to make additional payments to any Lender or the Fronting Bank under
Section 2.18, the Borrowers shall have the right, at their own expense, upon notice to such Lender or the Fronting Bank (as the case may be) and the Agents, to require such Lender or the Fronting Bank (as the case may be) to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's or the Fronting Bank's (as the case may be) interests, rights and obligations contained hereunder to another financial institution approved by the Agents and the Borrowers (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender or the Fronting Bank (as the case may be) in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Extensions of Credit made by it hereunder and all other amounts accrued for its account or owed to it hereunder and the Borrowers shall pay the processing and recordation fee due pursuant to
Section 8.04.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to each of the Lenders and the Fronting Bank as follows (except in the case of the representations contained
(i) in Sections 3.05(a) and 3.12, which are made by TXU only, (ii) in Section 3.05(b), which are made by TXU Electric only, and (iii) in Section 3.05(c), which are made by TXU Gas only:

     SECTION 3.01. ORGANIZATION; POWERS.

     Such Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to request and receive Extensions of Credit hereunder.

     SECTION 3.02. AUTHORIZATION.

     The execution, delivery and performance by such Borrower of this Agreement and the Extensions of Credit hereunder (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin

Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of such Borrower or any of its Subsidiaries to which such Borrower is subject, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of such Borrower.

     SECTION 3.03. ENFORCEABILITY.

     This Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 3.04. GOVERNMENTAL APPROVALS.

     No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower of this Agreement, except those as have been duly obtained and as are (i) in full force and effect,
(ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of such Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

     SECTION 3.05. FINANCIAL STATEMENTS.

     (a) The consolidated balance sheet of TXU and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TXU's 1998 Annual Report on Form 10-K, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TXU and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period ending on such date. The unaudited consolidated balance sheets of TXU and its Consolidated Subsidiaries as of March 31, 1999, June 30, 1999 and September 30, 1999 and the related consolidated statements of income and cash flows for each of the three-month periods ending on such dates, certified by a Responsible Officer of TXU, copies of which have been delivered to each of the Lenders, fairly present (subject to year-end adjustments), in conformity with GAAP, the consolidated financial position of TXU and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates.

     (b) The consolidated balance sheet of TXU Electric and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TXU Electric's 1998 Annual Report on Form 10-K, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TXU Electric and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the period ending on such date. The unaudited consolidated balance sheets of TXU Electric and its Consolidated Subsidiaries as of March 31, 1999, June 30, 1999 and September 30, 1999 and the related consolidated statements of income and cash flows for each of the three-month periods ending on such dates, certified by a Responsible Officer of TXU Electric, copies of which have been delivered to each of the Lenders, fairly present (subject to year-end adjustments), in conformity with GAAP, the consolidated financial position of TXU Electric and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates.

     (c) The consolidated balance sheet of TXU Gas and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in TXU Gas's 1998 Annual Report on Form 10-K, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of TXU Gas and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the period ending on such date. The unaudited consolidated balance sheets of TXU Gas and its Consolidated Subsidiaries as of March 31, 1999, June 30, 1999 and September 30, 1999 and the related consolidated statements of income and cash flows for the three-month periods ending on such dates, certified by a Responsible Officer of TXU Gas, copies of which have been delivered to each of the Lenders, fairly present (subject to year-end adjustments), in conformity with GAAP, the consolidated financial position of TXU Gas and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates.

     (d) Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, since December 31, 1998, there has been no Material Adverse Change with respect to such Borrower, other than as a result of the matters excluded from the computation of Consolidated Earnings Available for Fixed Charges as set forth in the definition thereof.

     SECTION 3.06. LITIGATION.

     Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, there is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, TXU or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of such Borrower to pay its obligations hereunder or which in any manner draws into question the validity of this Agreement.

     SECTION 3.07. FEDERAL RESERVE REGULATIONS.

     (a) Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Extension of Credit will be used by such Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     (c) Not more than 25% of the value of the assets of any Borrower subject to the restrictions of Sections 5.09 and 5.10 are represented by Margin Stock.

     SECTION 3.08. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) Neither such Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     (b) Such Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution, delivery and performance by the Borrowers of this Agreement and their respective obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

     SECTION 3.09. NO MATERIAL MISSTATEMENTS.

     No report, financial statement or other written information furnished by or on behalf of such Borrower to the Agents or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

     SECTION 3.10. TAXES.

     Such Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns which to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

     SECTION 3.11. EMPLOYEE BENEFIT PLANS.

     With respect to each Plan such Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither such Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material

Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

     SECTION 3.12. SIGNIFICANT SUBSIDIARIES.

     Each of TXU's corporate Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers necessary to carry on its business substantially as now conducted. TXU's corporate Significant Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to carry on the business of the corporate Significant Subsidiaries substantially as now conducted.

     SECTION 3.13. ENVIRONMENTAL MATTERS.

     Except as set forth in or contemplated by the financial statements or other reports of the type referred to in Section 5.03 hereof and which have been delivered to the Lenders on or prior to the date hereof, such Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, neither such Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the facilities of such Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, such Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

     SECTION 3.14. YEAR 2000 COMPLIANCE.

     All material computer-based systems and software of such Borrower and its Subsidiaries have been able to and will continue to record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality, in all material respects, as such computer-based systems and software record, store, process and present calendar dates falling on or before December 31, 1999. In all other respects, such computer-based systems and software have not in any way lost functionality or degraded in performance in any material respect, nor shall such computer-based systems and software in any way lose functionality or degrade in performance in any material respect, as a consequence of such computer-based system and software operating at a date later than December 31, 1999.

                                   ARTICLE IV
                                   CONDITIONS

     The obligations of the Lenders and the Fronting Bank to make Extensions of Credit to or for the account of any Borrower hereunder, and the effectiveness of this amendment and restatement, are subject to the satisfaction of the following conditions:

     SECTION 4.01. RESTATEMENT DATE.

     The Commitment of each Lender to make any Loan and the obligation of the Fronting Bank to issue any Letter of Credit on or after the date hereof and the effectiveness of this second amendment and restatement are subject to the conditions (the first date such conditions are satisfied being hereinafter referred to as the "RESTATEMENT DATE") that on the Restatement Date:

     (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (b) No Event of Default or Default shall have occurred and be continuing on such date.

     (c) The "Restatement Date" under, and as defined in, the Facility A Credit Agreement shall have occurred on or prior to such date.

     (d) The Agents shall have received all accrued but unpaid fees under the Original Agreement and all other amounts due and payable as of the Restatement Date by the Borrowers under the Original Agreement or the Letter Agreement, and the Agents shall have received evidence satisfactory to them that all amounts outstanding under the Original Agreement have been repaid (or will be repaid on the Restatement Date with the proceeds of the Loans hereunder).

     (e) The Administrative Agent shall have received an executed counterpart to this Agreement of each Agent, the Fronting Bank, each of the Lenders and each Borrower.

     (f) The Administrative Agent shall have received favorable written legal opinions of (i) (A) Thelen Reid & Priest LLP, special New York counsel to the Borrowers, and (B) Worsham, Forsythe & Wooldridge, L.L.P., general counsel for the Borrowers, and (ii) King & Spalding, special New York counsel to the Administrative Agent, in each case dated the Restatement Date, addressed to the Administrative Agent, the CAF Agent, the Fronting Bank and the Lenders and in form and substance satisfactory to the Administrative Agent.

     (g) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Borrower, certified as of a recent date by the Secretary of State of the State of Texas, and a certificate as to the good standing of each Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Restatement Date and certifying (A) that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the Restatement Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the board of directors of such Borrower authorizing the execution and delivery by such Borrower of this Agreement, the Borrowings to be made by such Borrower hereunder and the performance by such Borrower of all of its obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer of such Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
(ii) above; and (iv) a certificate of a Responsible Officer of each Borrower, dated the Restatement Date, stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by such Borrower of this Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof, and (B) the matters set forth in paragraphs (a) and (b) of this Section 4.01 are true and correct as of such date.

     (h) The Agents shall have received such other approvals, opinions and documents as the Agents, the Fronting Bank or any of the Lenders may have reasonably requested.

     SECTION 4.02. CONDITIONS FOR ALL EXTENSIONS OF CREDIT.

     The Commitment of each Lender to make each Loan to be made by it in connection with any Borrowing, and the obligation of the Fronting Bank to issue any Letter of Credit, shall be subject to the satisfaction of the following conditions precedent on the date of any such Extension of Credit:

     (a) The Agents shall have received a notice requesting such Extension of Credit as required by Section 2.03, Section 2.04 or Section 2.05, as applicable.

     (b) The representations and warranties set forth in Article III hereof (except (i) in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations set forth in Sections 3.05(d), 3.06, 3.11 and 3.13, and (ii) at any time after March 31, 2000, the representations set forth in Section 3.14) shall be true and correct in all material respects on and as of the date of such Extension of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Extension of Credit no Event of Default or Default shall have occurred and be continuing.

     (d) The Agents shall have received a certificate of a Responsible Officer of the applicable Borrower certifying that the matters set forth in paragraphs
(b) and (c) of this Section 4.02 are true and correct as of such date.

Each such Extension of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date of such Extension of Credit as to the matters specified in subsections (b) and (c) of this Section 4.02.

                                    ARTICLE V
                                    COVENANTS

     TXU (and each of TXU Electric and TXU Gas, to the extent such covenants apply to it) agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

     SECTION 5.01. EXISTENCE.

     It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.09.

     SECTION 5.02. BUSINESS AND PROPERTIES.

     It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.03. FINANCIAL STATEMENTS, REPORTS, ETC.

     TXU (and TXU Electric and TXU Gas, to the extent such information relates to TXU Electric or TXU Gas, as applicable, only) will furnish to the Agents and each Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of TXU, a consolidated balance sheet of TXU and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of TXU a consolidated balance sheet of TXU and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of TXU's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of TXU's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of TXU;

     (c) simultaneously with any delivery of each set of financial statements referred to in paragraphs (a) and (b) above, (i) an unconsolidated balance sheet of TXU and the related unconsolidated statements of income, retained earnings and cash flows as of the same date and for the same periods applicable to the statements delivered pursuant to paragraph (a) or (b) above, as applicable, all certified (subject to normal year-end adjustments in the case of quarterly statements) as to fairness of presentation, GAAP and consistency by a Financial Officer of TXU and (ii) a certificate of a Financial Officer of TXU (A) setting forth in reasonable detail the calculations required to establish whether TXU was in compliance with the requirements of Sections 5.11 and 5.12 on the date of such financial statements, and (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which TXU is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to paragraph (c) above;

     (e) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of TXU setting forth the details thereof and the action which TXU is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of TXU generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports which TXU, TXU Electric or TXU Gas shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

     (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

     (i) promptly, from time to time, such additional information regarding the financial position or business of TXU and its Subsidiaries as the Agents, at the request of any Lender or the Fronting Bank, may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in paragraph (a) of this Section, TXU shall make available a copy of the consolidating workpapers used by TXU in preparing such consolidated statements to each Lender that shall have requested such consolidating workpapers. Each Lender that receives such consolidating workpapers shall hold them in confidence as required by Section 8.15; provided that no Lender may disclose such consolidating workpapers to any other person pursuant to clause
(iv) of Section 8.15.

     SECTION 5.04. INSURANCE.

     It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

     SECTION 5.05. TAXES, ETC.

     It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

     SECTION 5.06. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.

     It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by any Lender or the Fronting Bank to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

     SECTION 5.07. ERISA.

     It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

     SECTION 5.08. USE OF PROCEEDS.

     It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Extensions of Credit for purposes other than to refinance the amounts outstanding under the Original Agreement and for working capital and other general corporate purposes, including commercial paper back-up.

     SECTION 5.09. CONSOLIDATIONS, MERGERS, SALES AND ACQUISITIONS OF ASSETS AND INVESTMENTS IN SUBSIDIARIES.

     (a) TXU will not (a) consolidate or merge with or into any person unless
(i) the surviving corporation is incorporated under the laws of a State of the United States of America and assumes or is responsible, by operation of law, for all the obligations of TXU hereunder and (ii) no Default or Event of Default shall have occurred or be continuing at the time of or after giving effect to such consolidation or merger or (b) sell, lease or otherwise transfer, in a single transaction or in a series of transactions, all or any Substantial part of its assets to any person or persons other than a Wholly Owned Subsidiary. Subject to subsection (b) below, TXU will not permit any Significant Subsidiary to consolidate or merge with or into, or sell, lease or otherwise transfer all or any Substantial part of its assets to, any person other than TXU or a Wholly Owned Subsidiary (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary), provided that in the case of any merger or consolidation involving TXU Electric or TXU Gas, such person must assume or be responsible by operation of law for all the obligations of TXU Electric or TXU Gas, as applicable, hereunder, and TXU will not in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to any such transaction. Notwithstanding the foregoing, (a) neither TXU nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them, or in the case of TXU Gas, by TXU Gas and other businesses reasonably related thereto, (b) neither TXU nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, TXU would not be in compliance with the covenants set forth in Sections
5.11 and 5.12 and (c) nothing in this Section shall prohibit any sales of assets permitted by Section 5.10(d).

     (b) Notwithstanding any provision to the contrary in subsection (a) above, no Subsidiary Borrower may make, or cause or permit any Subsidiary of such Subsidiary Borrower to make, any Significant Disposition unless:

          (i) TXU shall have assumed joint and several liability for all obligations of such Subsidiary Borrower hereunder pursuant to an assumption agreement in form and substance satisfactory to the Administrative Agent and shall have delivered to the Administrative Agent the following:

               (A) satisfactory opinions of counsel relating to such assumption,

               (B) satisfactory evidence that all required actions by, consents or approvals of, registrations or filings with, or other action by, each Governmental Authority that is or will be required in connection with the assumption by TXU of joint and several liability for the obligations of such Subsidiary Borrower under this Agreement have been duly obtained and are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of TXU, threatened appeal or other proceeding seeking reconsideration or review thereof, and

               (C) a certificate of a Responsible Officer of TXU certifying that, on the date of such Significant Disposition and after giving effect thereto, (1) no Default or Event of Default shall have occurred and be continuing and (2) each of the representations and warranties set forth in Article III hereof (except the representations set forth in Section 3.14) shall be true and correct in all material respects on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; or

          (ii) the Commitments available to such Subsidiary Borrower shall have been adjusted to an amount (but not in excess of the Commitments available to such Subsidiary Borrower immediately prior to such Significant Disposition), which, if borrowed hereunder, would not result in such Subsidiary Borrower having Subsidiary Borrower Earnings Available for Fixed Charges less than or equal to 150% of Subsidiary Borrower Fixed Charges for any twelve-month period ending on the last day of any fiscal quarter of such Subsidiary Borrower occurring from and including the fiscal quarter during which such Significant Disposition is proposed to occur through and including the fiscal quarter during which the Maturity Date is then scheduled to occur (such amount being the "ADJUSTED COMMITMENT"), as demonstrated in the manner described in the next sentence. The Subsidiary Borrower proposing to make the Significant Disposition shall demonstrate that the conditions set forth in this clause (ii) will be satisfied by delivering to the Administrative Agent and the Lenders the following:

               (A) projected statements of income for such Subsidiary Borrower and its Subsidiaries (1) for the period from and including the fiscal quarter during which such Significant Disposition is proposed to occur through and including the fiscal quarter during which the Maturity Date is then scheduled to occur (the "COVERAGE TEST PRO-FORMAS"), (2) giving pro-forma effect to such proposed Significant Disposition and any resulting changes in income of such Subsidiary Borrower, (3) assuming that the full amount of the Adjusted Commitment available to such Subsidiary Borrower is utilized in the form of Standby Loans hereunder, (4) assuming that the LIBO Rate applicable to such Loans is at all times equal to the LIBO Rate in effect during the fiscal quarter immediately prior to the proposed date of the Significant Disposition, and (5) applying the Applicable Margin that reflects the ratings that S&P and Moody's have confirmed will be in effect for such Subsidiary Borrower after such Significant Disposition; and

               (B) a certificate of a Responsible Officer of such Subsidiary Borrower certifying that the Coverage Test Pro-formas were prepared in good faith and based on the assumptions prescribed above and such other assumptions that such officer believes in good faith to be reasonable.

     On the date of any reduction of the Commitments pursuant to this clause
     (ii), the affected Subsidiary Borrower shall pay or prepay so much of the Standby Borrowings and/or deposit funds in the Cash Collateral Account in respect of undrawn Letters of Credit outstanding on such date as shall be necessary in order that the Outstanding Credits attributable to such Subsidiary Borrower will not exceed the Adjusted Commitment.

     SECTION 5.10. LIMITATIONS ON LIENS.

     Neither TXU nor any Significant Subsidiary will create or assume or permit to exist any Lien in respect of any property or assets of any kind (real or personal, tangible or intangible) of TXU or any Significant Subsidiary, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or sell, or permit any Significant Subsidiary to sell, any accounts receivable; provided that the provisions of this Section shall not prevent or restrict the creation, assumption or existence of:

     (a) any Lien in respect of any such property or assets of any Significant Subsidiary to secure indebtedness owing by it to TXU or any Wholly Owned Subsidiary of TXU; or

     (b) purchase money Liens (including capital leases) in respect of property acquired by TXU or any Significant Subsidiary, to secure the purchase price of such property (or to secure indebtedness incurred prior to, at the time of, or within 90 days after the acquisition solely for the purpose of financing the acquisition of such property), or Liens existing on any such property at the time of acquisition of such property by TXU or such Significant Subsidiary, whether or not assumed, or any Lien in respect of property of a corporation existing at the time such corporation becomes a Subsidiary of TXU; or agreements to acquire any property or assets under conditional sale agreements or other title retention agreements, or capital leases in respect of any other property; provided that

               (A) the aggregate principal amount of Indebtedness secured by all Liens in respect of any such property shall not exceed the cost (as determined by the board of directors of TXU or such Significant Subsidiary, as the case may be) of such property at the time of acquisition thereof (or (x) in the case of property covered by a capital lease, the fair market value, as so determined, of such property at the time of such transaction, or (y) in the case of a Lien in respect of property existing at the time such corporation becomes a Subsidiary of TXU the fair market value, as so determined of such property at such time), and

               (B) at the time of the acquisition of the property by TXU or such Subsidiary, or at the time such corporation becomes a Subsidiary of TXU, as the case may be, every such Lien shall apply and attach only to the property originally subject thereto and fixed improvements constructed thereon; or

     (c) refundings or extensions of any Lien permitted in the foregoing paragraph (b) for amounts not exceeding the principal amount of the Indebtedness so refunded or extended or the fair market value (as determined by the board of directors of TXU or such Significant Subsidiary, as the case may be) of the property theretofore subject to such Lien, whichever shall be lower, in each case at the time of such refunding or extension; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon; or

     (d) sales subject to understandings or agreements to repurchase; provided that the aggregate sales price for all such sales (other than sales to any governmental instrumentality in connection with such instrumentality's issuance of indebtedness, including without limitation industrial development bonds and pollution control bonds, on behalf of TXU or any Significant Subsidiary) made in any one calendar year shall not exceed $50,000,000; or

     (e) any production payment or similar interest which is dischargeable solely out of natural gas, coal, lignite, oil or other mineral to be produced from the property subject thereto and to be sold or delivered by TXU or any Significant Subsidiary; or

     (f) any Lien including in connection with sale-leaseback transactions created or assumed by any Significant Subsidiary on natural gas, coal, lignite, oil or other mineral properties or nuclear fuel owned or leased by such Subsidiary, to secure loans to such Subsidiary in an aggregate amount not to exceed $400,000,000; provided that neither TXU nor any Subsidiary of TXU shall assume or guarantee such financings; or

     (g) leases (other than capital leases) now or hereafter existing and any renewals and extensions thereof under which TXU or any Significant Subsidiary may acquire or dispose of any of its property, subject, however, to the terms of
Section 5.09; or

     (h) any Lien created or to be created by the First Mortgage of TXU Electric; or

     (i) any Lien on the rights of the TXU Mining or TXU Fuel existing under their respective Operating Agreements; or

     (j) pledges or sales by TXU Electric, TXU Gas or Eastern Electricity plc of its accounts receivable including customers' installment paper; or

     (k) the pledge of current assets, in the ordinary course of business, to secure current liabilities; or

     (l) Permitted Encumbrances; or

     (m) Permitted Security Interests (as such term is defined in the U.K. Facility Agreement) created by any Significant Subsidiary subject to the U.K. Facility Agreement; or

     (n) the Liens in favor of the Administrative Agent on funds in the Cash Collateral Account and on the Cash Collateral Account to secure the reimbursement obligations of the Borrowers in respect of Letters of Credit.

     SECTION 5.11. FIXED CHARGE COVERAGE.

     TXU will not, as of the end of each quarter of each fiscal year of TXU, permit Consolidated Earnings Available for Fixed Charges for the twelve months then ended to be less than or equal to 150% of Consolidated Fixed Charges for the twelve months then ended.

     SECTION 5.12. EQUITY CAPITALIZATION RATIO.

     TXU will not at any time during any period specified below permit Consolidated Shareholders' Equity to be less than the percentage of Consolidated Total Capitalization set forth below next to such period:

          ----------------------------------------------------------------------
                         Period                        Percentage
                         ------                        ----------
          ----------------------------------------------------------------------
          Until but excluding 12-31-00                    30%
          ----------------------------------------------------------------------
          12-31-00 and thereafter                         35%
          ----------------------------------------------------------------------

     SECTION 5.13. RESTRICTIVE AGREEMENTS.

     TXU will not, and will not permit TXU Electric, TXU Gas or any other Subsidiary of TXU with respect to which TXU Electric or TXU Gas is also a Subsidiary to, enter into any agreement restricting the ability of such Subsidiary to make payments, directly or indirectly, to its shareholders by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other agreement or arrangement that restricts the ability of such Subsidiary to make any payment, directly or indirectly, to its shareholders if the effect of such agreement is to subject such Subsidiary to restrictions on such payments greater than those to which such Subsidiary is subject on the date of this Agreement.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     In case of the happening of any of the following events (each an "EVENT OF DEFAULT"):

     (a) any representation or warranty made or deemed made by any Borrower in or in connection with the execution and delivery of this Agreement or the Extensions of Credit hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made by any Borrower in the payment of any principal of any Outstanding Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made by any Borrower in the payment of any interest on any Outstanding Credit or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

     (d) default shall be made by any Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
5.11 or 5.12;

     (e) default shall be made by any Borrower (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c), (d) or (e)(i) above) or in the Letter Agreement and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent at the request of any Lender to such Borrower;

     (f) TXU shall no longer own, directly or indirectly, all the outstanding common stock of TXU Electric (or any successor) and at least 51% of the outstanding common stock of TXU Gas (or any successor);

     (g) any Borrower or any Subsidiary thereof shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of TXU or any Significant Subsidiary, or of a substantial part of the property or assets of TXU or any Significant Subsidiary, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TXU or any Significant Subsidiary or for a substantial part of the property or assets of TXU or any Significant Subsidiary or (iii) the winding up or liquidation of TXU or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) TXU or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TXU or any Significant Subsidiary or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (j) A Change in Control shall occur;

     (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against TXU or any Subsidiary thereof or any combination thereof and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of TXU or any Subsidiary to enforce any such judgment or order;

     (l) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the right of any or all of the Borrowers to request and receive Extensions of Credit and (ii) declare the Loans of any or all of the Borrowers then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph (h) or (i) above with respect to any Borrower, the right of such Borrower to request and receive Extensions of Credit shall automatically terminate and the principal of the Loans then outstanding of the Borrower with respect to which such event has occurred, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by such Borrower, anything contained herein to the contrary notwithstanding.

     Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article VI shall affect (i) the obligation of the Fronting Bank to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or
(ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to each Borrower for the account of which a Letter of Credit has been issued, require such Borrower to deposit with the Administrative Agent an amount in the cash collateral account (the "CASH COLLATERAL ACCOUNT") described below equal to the aggregate maximum amount available to be drawn under all Letters of Credit issued for the account of such Borrower and outstanding at such time. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Chase for deposits equal to the amount deposited by such Borrower in the Cash Collateral Account, for a term to be determined by the Administrative Agent in its sole discretion. Each Borrower hereby grants to the Administrative Agent for the benefit of the Fronting Bank and the Lenders a Lien on, and hereby assigns to the Administrative Agent for the benefit of the Fronting Bank and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit issued for its account. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Administrative Agent may apply the amounts then on deposit in the Cash Collateral Account, in such priority as the Administrative Agent shall elect, toward the payment in full of any or all of any Borrower's obligations hereunder as and when such obligations shall become due and payable, regardless of whether the amounts to be so applied were deposited by the Borrower for the account of which the Letter(s) of Credit then being drawn were issued. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Administrative Agent will repay and reassign to TXU for the account of the Borrowers any cash then on deposit in the Cash Collateral Account and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

                                   ARTICLE VII
                                   THE AGENTS

     In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Administrative Agent and CAF Agent on behalf of the Lenders and the Fronting Bank. Each of the Lenders and the Fronting Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or holder and the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, the Fronting Bank and the CAF Agent, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders, the Fronting Bank and the CAF Agent all payments of principal of and interest on the Outstanding Credits and all other amounts due to the Lenders, the Fronting Bank and the CAF Agent hereunder, and promptly to distribute to each Lender, the Fronting Bank and the CAF Agent its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders and the Fronting Bank to the Borrowers of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

     No Agent or any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders or the Fronting Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agents may deem and treat the Lender or the Fronting Bank which makes any Extension of Credit as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender or the Fronting Bank (as the case may be), given as provided herein, of the transfer thereof. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Fronting Bank. Each of the Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. No Agent or any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by the other Agent or any Lender or the Fronting Bank of any of its obligations hereunder or to the other Agent or any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank , the other Agent or any Borrower of any of their respective obligations hereunder or in connection herewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders and the Fronting Bank hereby acknowledge that neither of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Fronting Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Extensions of Credit made by it hereunder, each of the Agents, in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and each of the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (i) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its Outstanding Credits) of any expenses incurred for the benefit of the Lenders or the Fronting Bank in its role as Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Fronting Bank, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless each of the Agents and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender and the Fronting Bank agrees that any allocation made in good faith by the Agents of expenses or other amounts referred to in this paragraph between this Agreement and the Facility A Credit Agreement shall be conclusive and binding for all purposes.

     Each Lender and the Fronting Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or the Fronting Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Fronting Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or the Fronting Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

     Neither Bank of America, N.A. nor Citibank, N.A. shall, by virtue of its designation as "Co-Syndication Agent", nor shall The Bank of New York, by virtue of its designation as "Documentation Agent", have any duties, liabilities, obligations or responsibilities under this Agreement other than as a Lender hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01. NOTICES.

     Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

     (a) if to any Borrower, to TXU Business Services Company, Energy Plaza,
1601 Bryan Street, 33rd Floor, Dallas, TX 75201, Attention of Laura Anderson, Assistant Treasurer (Telecopy No. 214-812-2488);
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                                                                              58


     (b) if to the CAF Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Chris Consomer (Telecopy No. 212-552-5627);

     (c) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Michael Cerniglia (Telecopy No. 212-552-5777), with a copy to The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, Attention of Robert W. Mathews (Telecopy No. 212-270-3089);

     (d) if to the Fronting Bank, to The Chase Manhattan Bank, c/o Chase Manhattan Bank Delaware, Letter of Credit Department, 8th Floor, 1201 Market Street, Wilmington, Delaware 19801, Attention of Michael Handago (Telecopy No. 302-428-3390 or 302-984-4904); and

     (e) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or previously or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

     SECTION 8.02. SURVIVAL OF AGREEMENT.

     All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders and the Fronting Bank of all Extensions of Credit regardless of any investigation made by the Lenders or the Fronting Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Outstanding Credit or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

     SECTION 8.03. BINDING EFFECT.

     This Agreement shall become effective when it shall have been executed by the Borrowers and each Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender and the Fronting Bank, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.
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                                                                              59


     SECTION 8.04. SUCCESSORS AND ASSIGNS.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Outstanding Credits at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, an assignment to a Federal Reserve Bank or an assignment made at any time an Event of Default shall have occurred and be continuing, the Borrowers, the Agents and the Fronting Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 or, if the amount of the Commitment of the assigning Lender is less than $15,000,000, the aggregate amount of such Lender's Commitment, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500 (provided that, in the case of simultaneous assignment of interests under one or more of this Agreement and the Facility A Credit Agreement, the aggregate fee shall be $3,500), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to
Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrowers to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.18 and 8.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender or the Fronting Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Outstanding Credits owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agents, the Fronting Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrowers, the Agents and the Fronting Bank to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

     (f) Each Lender may without the consent of the Borrowers or the Agents sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Outstanding Credits owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.18 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Agents, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Outstanding Credits, (y) extending any scheduled principal payment date or date fixed for the payment of interest on the Outstanding Credits or (z) extending the Commitments).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

     (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.09) by a Borrower without such consent shall be void.

     (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

     (j) Subject to the appointment and acceptance of a successor Fronting Bank as provided below, the Fronting Bank may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Fronting Bank acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Fronting Bank gives notice of its resignation, then the retiring Fronting Bank may appoint a successor Fronting Bank, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Fronting Bank hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its duties and obligations hereunder. After the Fronting Bank's resignation hereunder, the provisions of Sections 2.13, 2.18 and 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Bank.

     SECTION 8.05. EXPENSES; INDEMNITY.

     (a) The Borrowers agree jointly and severally to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by a Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Agents, the Fronting Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Extensions of Credit made hereunder, including the reasonable fees and disbursements of counsel for the Agents or, in the case of enforcement following an Event of Default, the Lenders and the Fronting Bank. In addition to the foregoing, each Borrower for the account of which a Letter of Credit is issued shall pay or reimburse the Fronting Bank for such reasonable, normal and customary costs and expenses as are incurred or charged by the Fronting Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued for such Borrower's account.

     (b) Each of the Borrowers agrees to indemnify each Lender and the Fronting Bank against any loss, calculated in accordance with the next sentence, or reasonable expense which such Lender or the Fronting Bank (as the case may be) may sustain or incur as a consequence of (a) any failure by such Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of such Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.04, (b) any payment, prepayment or conversion, or assignment of a Eurodollar Loan or Fixed Rate Loan of such Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Outstanding Credit or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan or a Fixed Rate Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

     (c) The Borrowers agree jointly and severally to indemnify the Agents, each Lender, the Fronting Bank, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all
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                                                                              63


losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Extensions of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from any litigation brought by such Indemnitee against the Borrowers or by any Borrower against such Indemnitee, in which a final, nonappealable judgment has been rendered against such Indemnitee; provided, further, that each Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 8.05(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

     (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent, any Lender or the Fronting Bank. All amounts due under this Section shall be payable on written demand therefor.

     (e) A certificate of any Lender, the Fronting Bank or any Agent setting forth any amount or amounts which such Lender, the Fronting Bank or such Agent is entitled to receive pursuant to paragraph (b) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the appropriate Borrower and shall be conclusive absent manifest error.

     SECTION 8.06. RIGHT OF SETOFF.

     If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of the relevant Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or the Fronting Bank (as the case may be), irrespective of whether or not such Lender or the Fronting Bank (as the case may be) shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and the Fronting Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank (as the case may be) may have.

     SECTION 8.07. APPLICABLE LAW.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.08. WAIVERS; AMENDMENT.

     (a) No failure or delay of either Agent or any Lender or the Fronting Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Lenders and the Fronting Bank hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Outstanding Credit, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Outstanding Credit, without the prior written consent of each Lender affected thereby, (ii) increase any Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.15 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the CAF Agent or the Fronting Bank hereunder without the prior written consent of the Administrative Agent or the CAF Agent or the Fronting Bank, as the case may be. Each Lender and the Fronting Bank shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender, any Agent or the Fronting Bank pursuant to this Section shall bind any assignee of its rights and interests hereunder.

     SECTION 8.09. ENTIRE AGREEMENT.

     This Agreement (including the schedules and exhibits hereto) and the Letter Agreement represent the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, including, without limitation, the Original Agreement, is superseded by this Agreement and the Letter Agreement. There are no unwritten oral agreements between the
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                                                                              65


parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 8.10. SEVERABILITY.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.11. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

     SECTION 8.12. HEADINGS.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.13. INTEREST RATE LIMITATION.

     (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Fronting Bank, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender or the Fronting Bank (as the case may be) in accordance with applicable law, the rate of interest payable on the Outstanding Credits of such Lender or the Fronting Bank (as the case may be), together with all Charges payable to such Lender or the Fronting Bank (as the case may be), shall be limited to the Maximum Rate.

     (b) If the amount of interest, together with all Charges, payable for the account of any Lender or the Fronting Bank in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's or the Fronting Bank's (as the case may be) account in respect of any subsequent interest computation period, computed pursuant to Section 2.08, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's or the Fronting Bank's (as the case may be) account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for
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                                                                              66


the account of any Lender or the Fronting Bank has been increased pursuant to this paragraph (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

     SECTION 8.14. JURISDICTION; VENUE.

     (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.15. CONFIDENTIALITY.

     Each Lender and the Fronting Bank shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender or the Fronting Bank (as the case may be) (directly or through the Agents) by the Borrowers hereunder or in connection with the negotiation hereof; provided that such Lender and the Fronting Bank may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender or the Fronting Bank (as the case may be), (iii) as required by any legal or governmental process or otherwise by law, (iv) except as provided in the last sentence of Section 5.03, to any person to which such Lender or the Fronting Bank (as the case may be) sells or proposes to sell an assignment or a participation in its Extensions of Credit hereunder, if such other person agrees for the benefit of the Borrowers to comply with the provisions of this Section and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender or the Fronting Bank (as the case may be) independently of any disclosure by any Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender and the Fronting Bank may disclose the provisions of this Agreement and the amounts, maturities and interest rates of its Outstanding Credits to any purchaser or potential purchaser of such Lender's or the Fronting Bank's (as the case may be) interest in any Outstanding Credits.

     SECTION 8.16. TRANSITION PROVISIONS.

     (a) By its execution and delivery of this Agreement and upon the Restatement Date, each Lender listed in the signature pages to this Agreement under the caption "Lenders" shall be deemed to have entered into one or more Assignment and Acceptances with the Original Lenders that are parties hereto on the terms set forth in this Section 8.16, Section 8.04 and Exhibit C hereto, pursuant to which each such Lender shall be deemed to have acquired from the Original Lenders (and the Original Lenders shall be deemed to have transferred to each such Lender) such portions of the Original Lenders' several Commitments under (and as such term is defined in) the Original Agreement as will result in each Lender hereunder having a Commitment equal to the amount set forth for such Lender on Schedule 2.01 to this Agreement. Each of the Borrowers and each of the Agents hereby consents to all such assignments, acquisitions and transfers. No processing fees shall be payable pursuant to Section 8.04 in connection with the foregoing.

     (b) By its execution and delivery of this Agreement and upon the Restatement Date, Chase Bank of Texas shall cease to be the Administrative Agent hereunder and, by its execution and delivery of this Agreement and upon the Restatement Date, Chase shall succeed Chase Bank of Texas as Administrative Agent hereunder. Each of the Borrowers consents to such transactions.

     (c) On the Restatement Date, the Total Commitment shall be permanently reduced to an amount equal to the aggregate amount of the Commitments set forth on Schedule 2.01 to this Agreement.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   TEXAS UTILITIES COMPANY,
                                   doing business as TXU Corp


                                   By  /s/ Kirk R. Oliver
                                     --------------------------------
                                     Name: Kirk R. Oliver
                                     Title: Treasurer and Assistant Secretary



                                   TXU ELECTRIC COMPANY


                                   By  /s/ Kirk R. Oliver
                                     --------------------------------
                                     Name: Kirk R. Oliver
                                     Title: Treasurer and Assistant Secretary



                                   TXU GAS COMPANY


                                   By  /s/ Kirk R. Oliver
                                     --------------------------------
                                     Name: Kirk R. Oliver
                                     Title: Treasurer and Assistant Secretary




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE CHASE MANHATTAN BANK,
                                   individually and as Administrative Agent,
                                   Competitive Advance Facility Agent and
                                   Fronting Bank


                                   By  /s/ Robert W. Mathews
                                     --------------------------------
                                     Name: Robert W. Mathews
                                     Title:  Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   ABN AMRO BANK N.V.


                                   By   /s/ Kevin S. McFadden
                                     --------------------------------
                                   Name: Kevin S. McFadden
                                   Title: Vice President



                                   By   /s/ Kris A. Grosshans
                                     --------------------------------
                                   Name: Kris A. Grosshans
                                   Title: Vice President & Director




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.


                                   By   /s/ John M. Mearns
                                     --------------------------------
                                   Name: J. Mearns
                                   Title: VP & Manager




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   BANQUE NATIONALE DE PARIS


                                   By  /s/ John Stacy
                                     --------------------------------
                                   Name: John Stacy
                                   Title: Senior Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   BARCLAYS BANK PLC


                                   By  /s/ Sydney G. Dennis
                                     --------------------------------
                                   Name: Sydney G. Dennis
                                   Title: Director




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   BAYERISCHE LANDESBANK GIROZENTRALE
                                   (CAYMAN ISLANDS BRANCH)


                                   By   /s/ Alex Kohnert
                                     --------------------------------
                                   Name: Alex Kohnert
                                   Title: First Vice President



                                   By   /s/ Sean O'Sullivan
                                     --------------------------------
                                   Name: Sean O'Sullivan
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   CANADIAN IMPERIAL BANK OF COMMERCE


                                   By  /s/ M. Sanjeeva Senanayake
                                     --------------------------------
                                   Name: M.Sanjeeva Senanayake
                                   Title: Executive Director
                                   CIBC World Markets Corp. As Agent




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   CITIBANK, N.A.


                                   By  /s/ Sandip Sen
                                     --------------------------------
                                   Name: Sandip Sen
                                   Title: Managing Director




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   COMMERZBANK AG
                                   NEW YORK AND GRAND CAYMAN BRANCHES


                                   By   /s/ Harry P. Yergey
                                     --------------------------------
                                   Name: Harry P. Yergey
                                   Title: SVP & Manager



                                   By   /s/ Subash R. Viswanathan
                                     --------------------------------
                                   Name: Subash R. Viswanathan
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By   /s/ J. Busquet
                                     --------------------------------
                                   Name: J. Busquet
                                   Title: EVP




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   CREDIT SUISSE FIRST BOSTON


                                   By   /s/ Douglas E. Maher
                                     --------------------------------
                                   Name: Douglas E. Maher
                                   Title: Vice President



                                   By   /s/ Jeffery B. Ulmer
                                     --------------------------------
                                   Name: Jeffery B. Ulmer
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE DAI-ICHI KANGYO BANK, LTD.


                                   By   /s/ Azlan S. Ahmad
                                     --------------------------------
                                   Name: Azlan S. Ahmad
                                   Title: Assistant Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                 DEN DANSKE BANK AKTIESELSKAB


                                 By /s/ John A. O'Neill   /s/ Peter L. Hargraves
                                   ---------------------------------------------
                                   Name: John A. ONeill   Peter L. Hargraves
                                   Title: Vice President  Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   DEUTSCHE BANK AG, NEW YORK AND/OR
                                   CAYMAN ISLANDS BRANCH


                                   By   /s/ Sheryl Paynter
                                     --------------------------------
                                   Name: Sheryl Paynter
                                   Title: Assistant Vice President



                                   By   /s/ David Wagstaff IV
                                     --------------------------------
                                   Name: David Wagstaff IV
                                   Title: Director




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   DG BANK
                                   DEUTSCHE GENOSSENSCHAFTSBANK AG


                                   By   /s/ S. Wendt
                                     --------------------------------
                                   Name: Sabine Wendt
                                   Title: Vice President



                                   By   /s/ Lynne McCarthy
                                     --------------------------------
                                   Name: Lynne McCarthy
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   FIRST UNION NATIONAL BANK (CHARLOTTE)


                                   By  /s/ Joe K. Dancy
                                     --------------------------------
                                   Name: Joe K. Dancy
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   GUARANTY FEDERAL BANK, FSB


                                   By  /s/ Jim R. Hamilton
                                     --------------------------------
                                   Name: Jim R. Hamilton
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                   NEW YORK BRANCH


                                   By  /s/ Mike Oakes
                                     --------------------------------
                                   Name: Mike Oakes
                                   Title: Senior Vice President, Houston Office




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                 KBC BANK N.V.


                                 By /s /Robert Snauffer  /s/ Patrick A. Janssens
                                   ---------------------------------------------
                                 Name: Robert Snauffer       Patrick A. Janssens
                                 Title: First Vice President Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   LEHMAN COMMERCIAL PAPER INC.


                                   By  /s/ Michale Swanson
                                     --------------------------------
                                   Name: Michale Swanson
                                   Title: Authorized Signatory




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   LLOYDS TSB BANK PLC


                                   By  /s/ Windsor R. Davies
                                     --------------------------------
                                   Name: Windsor R. Davies
                                   Title: Director, Corporate Banking, USA
                                           D061



                                   By  /s/ David Rodway
                                     --------------------------------
                                   Name: David Rodway
                                   Title: Assistant Director
                                           R156




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   MELLON BANK, N.A.


                                   By  /s/ Richard A. Mathews
                                     --------------------------------
                                   Name: Richard A. Mathews
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   MERRILL LYNCH CAPITAL CORPORATION


                                   By  /s/ Carol J.E. Feeley
                                     --------------------------------
                                   Name: Carol J.E. Feeley
                                   Title: Vice President
                                          Merrill Lynch Capital Corp.




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   NATIONAL AUSTRALIA BANK LIMITED
                                   A.C.N. 004044937


                                   By  /s/ Frank J. Campiglia
                                     --------------------------------
                                   Name: Frank A. Campiglia
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE ROYAL BANK OF SCOTLAND PLC


                                   By  /s/ Raja Hussain
                                     --------------------------------
                                   Name: Raja Hussain
                                   Title: Relationship Manager




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE SANWA BANK, LIMITED
                                   NEW YORK BRANCH


                                   By  /s/ John T. Feeney
                                     --------------------------------
                                   Name: John T. Feeney
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   SOCIETE GENERALE


                                   By   /s/ David Bird
                                     --------------------------------
                                   Name: David Bird
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   SGZ BANK


                                   By   /s/ M. Baranowski
                                     --------------------------------
                                   Name: M. Baranowski
                                   Title: Vice President



                                   By  /s/ P Sachse
                                     --------------------------------
                                   Name: P Sachse
                                   Title:




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE SUMITOMO BANK LIMITED


                                   By  /s/ P.R.C. Knight
                                     --------------------------------
                                   Name: P/R.C. Knight
                                   Title: SVP




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   TORONTO DOMINION (TEXAS), INC.


                                   By  /s/ Mark A. Baird
                                     --------------------------------
                                   Name: Mark A, Baird
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   NEW YORK BRANCH


                                   By  /s/ Felicia La Forgia
                                     --------------------------------
                                   Name: Felicia La Forgia
                                   Title: Vice President



                                   By  /s/ Walter T. Duffy III
                                     --------------------------------
                                   Name: Walter T. Duffy III
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE BANK OF NEW YORK


                                   By  /s/ Nathan S. Howard
                                     --------------------------------
                                   Name: Nathan S. Howard
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   FLEET NATIONAL BANK


                                   By  /s/ Thomas L. Rose
                                     --------------------------------
                                   Name: Thomas L. Rose
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   BANCA NAZIONALE DEL LAVORO  S.p.A.
                                   NEW YORK BRANCH


                                   By   /s/ Leonardo Valentini
                                     --------------------------------
                                   Name: Leonardo Valentini
                                   Title: First Vice President



                                   By   /s/Roberto Mancone
                                     --------------------------------
                                   Name: Roberto Mancone
                                   Title: Senior Loan Officer




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   [INTENTIONALLY OMITTED]




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK


                                   By   /s/Robert Bottamedi
                                     --------------------------------
                                   Name: Robert Bottamedi
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   UBS AG, STAMFORD BRANCH

                                   By   /s/Andrew N. Taylor
                                     --------------------------------
                                   Name: Andrew N. Taylor
                                   Title: Associate Director


                                   By   /s/Dorothy McKinley
                                     --------------------------------
                                   Name: Dorothy McKinley
                                   Title: Associate Director
                                          Loan Portfolio Support US




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   BANK OF AMERICA, N.A.


                                   By   /s/Michelle A. Schoenfeld
                                     --------------------------------
                                   Name: Michelle A. Schoenfeld
                                   Title: Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   THE FUJI BANK, LIMITED


                                   By   /s/T. Takasawa
                                     --------------------------------
                                   Name:  Tsukada Takasawa
                                   Title: VP




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   [INTENTIONALLY OMITTED]




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   BANK ONE, NA
                                   (Main Office - Chicago)


                                   By   /s/William N. Banks
                                     --------------------------------
                                   Name: William N. Banks
                                   Title: Fist Vice President




                  SIGNATURE PAGE OF FACILITY B CREDIT AGREEMENT

                                   EXHIBIT A-1

                         FORM OF COMPETITIVE BID REQUEST

The Chase Manhattan Bank,
  as Competitive Advance Facility Agent
  for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Chris Consomer
Telecopy: 212-552-5627

Ladies and Gentlemen:

     The undersigned, [Texas Utilities Company][TXU Electric Company], [TXU Gas Company] (the "BORROWER"), refers to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [Texas Utilities Company] [TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent and Fronting Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Agreement that it requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

     (A)  Date of Competitive Borrowing (which is a Business Day)
     (B)  Principal amount of aggregate Competitive Borrowing1
     (C)  Interest rate basis2
     (D)  Interest Period and the last day thereof3


-----------------------------
1 Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

2    Eurodollar Loan or Fixed Rate Loan.

3 Which shall be subject to the definition of "INTEREST PERIOD" and end not later than the Maturity Date.

     Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.


                                        Very truly yours,

                                        [TEXAS UTILITIES COMPANY]
                                        [TXU ELECTRIC COMPANY]
                                        [TXU GAS CORPORATION]



                                        By
                                          ---------------------------
                                          Name:
                                          Title: [Financial Officer]

                                   EXHIBIT A-2

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST

                                     [Date]
[Name of Lender]
[Address]


Attention:  [          ]

Ladies and Gentlemen:

     Reference is made to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among [Texas Utilities Company][TXU Electric Company], [TXU Gas Company] (the "BORROWER"), [Texas Utilities Company][TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent and Fronting Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower made a Competitive Bid Request on , [___], pursuant to Section 2.03(a) of the Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].1 Your Competitive Bid must comply with Section 2.03(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made:

     (A)  Date of Competitive Borrowing
                                                       -----------------
     (B)  Principal amount of Competitive Borrowing
                                                       -----------------
     (C)  Interest rate basis
                                                       -----------------


-----------------------------
1 The Competitive Bid must be received by the CAF Agent) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

     (D)  Interest Period and the last day thereof
                                                       -----------------

                                        Very truly yours,

                                        The Chase Manhattan Bank,
                                        as Competitive Advance Facility Agent,


                                        By
                                          ---------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A-3

                             FORM OF COMPETITIVE BID

                                     [Date]

The Chase Manhattan Bank,
  as Competitive Advance Facility Agent
  for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Chris Consomer
Telecopy: 212-552-5627


Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among [Texas Utilities Company][TXU Electric Company], [TXU Gas Company] (the "BORROWER"), [Texas Utilities Company][TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent and Fronting Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Agreement, in response to the Competitive Bid Request made by the Borrower on , [____], and in that connection sets forth below the terms on which such Competitive Bid is made:

     (A)  Principal Amount1
                              -----------------
     (B)  Competitive Bid Rate2
                                   -----------------
     (C)  Interest Period and last day thereof
                                        -----------------


-----------------------------
1 Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the CAF Agent.

2    i.e., LIBO Rate + or -  %, in the case of Eurodollar Loans or   %, in the
     ----                  --                                      --
     case of Fixed Rate Loans.

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Agreement.


                                        Very truly yours,

                                        [NAME OF LENDER]



                                        By
                                          ---------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A-4

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                     [Date]


The Chase Manhattan Bank,
  as Competitive Advance Facility Agent
  for the Lenders referred to below,
c/o The Chase Manhattan Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention: Chris Consomer
Telecopy: 212-552-5627

Ladies and Gentlemen:

     The undersigned, [Texas Utilities Company][TXU Electric Company], [TXU Gas Company] (the "BORROWER"), refers to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000, (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [Texas Utilities Company] [TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent and Fronting Bank.

     In accordance with Section 2.03(c) of the Agreement, we have received a
summary of bids in connection with our Competitive Bid Request dated           ,
                                                                     ----------
    , and in accordance with Section 2.03(d) of the Agreement, we hereby accept
----
the following bids for maturity on [date]:

     Principal Amount         Fixed Rate/Margin   Lender
     ----------------         -----------------   ------

     $                             [%]/[+/-.   %]
     $


We hereby reject the following bids:


     Principal Amount         Fixed Rate/Margin   Lender
     ----------------         -----------------   ------

     $                             [%]/[+/-.   %]
     $

     The $               should be deposited in The Chase Manhattan Bank account
          --------------
number [            ] on [date].

                                        Very truly yours,

                                        [TEXAS UTILITIES COMPANY]
                                        [TXU ELECTRIC COMPANY]
                                        [TXU GAS COMPANY]



                                        By
                                          ---------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A-5

                        FORM OF STANDBY BORROWING REQUEST

                                     [Date]


The Chase Manhattan Bank,
  as Administrative Agent for the Lenders referred to below, Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081

Attention:        Michael Cerniglia
Telecopy:         (212) 552-5777


Ladies and Gentlemen:

     The undersigned, [Texas Utilities Company][TXU Electric Company] [TXU Gas Company] (the "BORROWER"), refers to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement dated as of February 25, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [Texas Utilities Company][TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent and Fronting Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Agreement that it requests a Standby Borrowing under the Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

     (A)  Date of Standby Borrowing (which is a Business Day)
                                                            ------------------
     (B)  Principal amount of Standby Borrowing1
                                                            ------------------
     (C)  Interest rate basis2
                                                            -----------------


-----------------------------
1 Not less than $25,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

2    Eurodollar Loan or ABR Loan.

     (D)  Interest Period and the last day thereof3
                                                            ------------------

     Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

                                        Very truly yours,

                                        [TEXAS UTILITIES COMPANY]
                                        [TXU ELECTRIC COMPANY]
                                        [TXU GAS COMPANY]


                                        By
                                          ---------------------------
                                          Name:
                                          Title: [Financial Officer]


-----------------------------
3 Which shall be subject to the definition of "INTEREST PERIOD" and end not later than the Maturity Date.

                                   EXHIBIT A-6

                          FORM OF REQUEST FOR ISSUANCE


                                     [Date]


The Chase Manhattan Bank,
  as Administrative Agent
  for the Lenders referred to below
One Chase Manhattan Plaza, 8th Floor
New York, New York 10081
  Attention: Loan and Agency Services Group
  Telecopy: 212-552-5777

Chase Manhattan Bank Delaware
Letter of Credit Department
1201 Market Street, 8th Floor
Wilmington, Delaware 19801
  Attention: Michael Handago
  Telecopy: 302-428-3390 or 302-984-4904)


Ladies and Gentlemen:

     The undersigned, [Texas Utilities Company] [TXU Electric Company] [TXU Gas Company] (the "BORROWER"), refers to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, [Texas Utilities Company],[TXU Electric Company], [TXU Gas Company], the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent ad Fronting Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.05(a) of the Agreement, that the undersigned hereby requests the issuance of a Letter of Credit, and in connection therewith sets forth below the terms on which such Letter of Credit is to be issued:

     (i) (a) the beneficiary of the Letter of Credit requested hereby is _____________, with an address at _____________________;

          (b) the Borrower's obligations in respect of which such Letter of Credit is to be issued are as follows:_____________________;

     (ii) (a) the conditions under which a drawing may be made under such Letter of Credit are as follows: _______________________;

          (b) the documentation required in respect of such Letter of Credit is as follows:_______________________;

     (iii) the maximum amount to be available under such Letter of Credit is __________;

     (iv) the requested date of issuance (which is a Business Day) is _________________; and

     (v) the expiration date of the Letter of Credit requested hereby is ______________.1

     Upon the issuance of the Letter of Credit by the Fronting Bank in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to an issuance of a Letter of Credit that are specified in Article IV of the Agreement have been satisfied.

                                        Very truly yours,

                                        [TEXAS UTILITIES COMPANY]
                                        [TXU ELECTRIC COMPANY]
                                        [TXU GAS COMPANY]


                                        By
                                          ---------------------------
                                          Name:
                                          Title: [Financial Officer]


-----------------------------
1 Modify request as appropriate if used in connection with the extension, modification or amendment of a Letter of Credit.

                                    EXHIBIT B

                      FORM OF ADMINISTRATIVE QUESTIONNAIRE


THE CHASE MANHATTAN BANK
ONE CHASE MANHATTAN PLAZA, 8TH FLOOR
NEW YORK, NY  10081
TEL 212-552-7400
FAX 212-552-5658

                          ADMINISTRATIVE QUESTIONNAIRE

To: The Financial Institutions Party to the TXU Corp Credit Facility.

Please accurately complete the following information and return via FAX to the attention of:

MICHAEL CERNIGLIA,  CHASE MANHATTAN BANK:  FAX     212- 552- 5777

LEGAL NAME TO APPEAR IN DOCUMENTATION:
-------------------------------------

--------------------------------------------------------------------------------

NUMBER OF SIGNATURE LINES NEEDED:
--------------------------------- ----------------------------------------------


GENERAL INFORMATION - DOMESTIC LENDING OFFICE:
---------------------------------------------
Institution Name:
                 ---------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
------------------------------------------------
Institution Name:
                 ---------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

CONTACTS/NOTIFICATION METHODS:
------------------------------
CREDIT CONTACTS:
Primary Contact:
                ----------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------


Backup Contact:
                ----------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------

City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------



TAX WITHHOLDING:
---------------
        Non Resident Alien               Y*              N
                                  ------           -----
        * Form 4224 Enclosed
        Tax ID Number
                      -------------------------

CONTACTS/NOTIFICATION METHODS:
-----------------------------
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.
Contact:
        ------------------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------


BID LOAN NOTIFICATION:  (IF APPLICABLE)
---------------------
Contact:
        ------------------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                     -----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
Fax Number:
           ---------------------------------------------------------------------


PAYMENT INSTRUCTIONS:
--------------------
Name of Bank where funds are to be transferred:

--------------------------------------------------------------------------------
Routing Transit/ABA number of Bank where funds are to be transferred:

--------------------------------------------------------------------------------
Name of Account, if applicable:

--------------------------------------------------------------------------------

Account Number:
                ----------------------------------------------------------------

Additional Information:
                       ---------------------------------------------------------

                       ---------------------------------------------------------

                       ---------------------------------------------------------

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-552- 7906

                                    EXHIBIT C

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

     Dated: __________,

     Reference is made to the Five-Year Second Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of February 25, 2000 (as amended, modified, extended or restated from time to time, the "AGREEMENT"), among Texas Utilities Company, TXU Electric Company, TXU Gas Company (collectively, the "BORROWERS"), the lenders listed in Schedule 2.01 thereto (the "LENDERS"), and The Chase Manhattan Bank, as Administrative Agent, Competitive Advance Facility Agent and Fronting Bank. Terms defined in the Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the [Effective Date of Assignment set forth below], the interests set forth on the reverse hereof (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the [Effective Date of Assignment] and the Extensions of Credit owing to the Assignor which are outstanding on the [Effective Date of Assignment], together with unpaid interest accrued on the assigned Extensions of Credit to the [Effective Date of Assignment] and the amount, if any, set forth on the reverse hereof of the Fees accrued to the [Effective Date of Assignment] for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04 of the Agreement, a copy of which has been received by each such party. From and after the [Effective Date of Assignment],
(i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(g) of the Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit B to the Agreement and (iii) a processing and recordation fee of $3,500.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:



Legal Name of Assignor:



Legal Name of Assignee:



Assignee's Address for Notices:







Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment
unless otherwise agreed by the
Administrative Agent):



-------------------------------------------------------------------------------------------------
                                                                 Percentage Assigned of
                      Principal Amount Assigned          Facility/Commitment (set forth, to at
     Facility       (and identifying information        least 8 decimals, as a percentage of the
                  as to individual Competitive Loans)  Facility and the aggregate Commitments of all Lenders thereunder
Commitment Assigned:          $____________                           __________%

Standby Loans:                $____________                           __________%

Competitive Loans:            $____________                           __________%

Other Extensions of Credit:   $____________                           __________%

Fees Assigned (if any):       $____________                           __________%


The terms set forth and on the reverse       Accepted:
side hereof are hereby agreed to:            TEXAS UTILITIES COMPANY


                              , as           By:
------------------------------                  --------------------------------
Assignor                                        Name:
                                                Title:

By:                          , as
  ---------------------------
  Name:                                      TXU ELECTRIC COMPANY
  Title:

                             , as            By:
-----------------------------                   --------------------------------
Assignee,                                       Name:
                                                Title:

By:                          , as
   --------------------------
   Name:                                     TXU GAS COMPANY
   Title:

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             THE CHASE MANHATTAN BANK, as
                                             Administrative Agent, CAF Agent
                                             and Fronting Bank


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                  SCHEDULE 2.01

--------------------------------------------------------------------------------
          NAME OF LENDER                                    COMMITMENT
--------------------------------------------------------------------------------
The Chase Manhattan Bank                                    $56,500,000
--------------------------------------------------------------------------------
Bank of America, N.A.                                       $55,000,000
--------------------------------------------------------------------------------
Citibank, N.A.                                              $55,000,000
--------------------------------------------------------------------------------
The Bank of New York                                        $55,000,000
--------------------------------------------------------------------------------
ABN AMRO Bank N.V.                                          $45,000,000
--------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.                          $45,000,000
--------------------------------------------------------------------------------
Bank One, NA                                                $45,000,000
(Main Office - Chicago)
--------------------------------------------------------------------------------
Barclays Bank PLC                                           $45,000,000
--------------------------------------------------------------------------------
Bayerische Landesbank Girozentrale                          $45,000,000
(Cayman Island Branch)
--------------------------------------------------------------------------------
Commerzbank AG, New York and Grand Cayman                   $45,000,000
Branches
--------------------------------------------------------------------------------
Den Danske Bank Aktieselskab                                $45,000,000
--------------------------------------------------------------------------------
First Union National Bank (Charlotte)                       $45,000,000
--------------------------------------------------------------------------------
The Royal Bank of Scotland PLC                              $45,000,000
--------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale,                       $45,000,000
New York Branch
--------------------------------------------------------------------------------
Credit Lyonnais New York Branch                             $45,000,000
--------------------------------------------------------------------------------
Merrill Lynch Capital Corporation                           $36,000,000
--------------------------------------------------------------------------------
Banque Nationale de Paris                                   $36,000,000
--------------------------------------------------------------------------------
Deutsche Bank AG, New York and/or Cayman Island Branch      $36,000,000
--------------------------------------------------------------------------------
Fleet National Bank                                         $36,000,000
--------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York                   $36,000,000
--------------------------------------------------------------------------------
Lehman Commercial Paper Inc.                                $36,000,000
--------------------------------------------------------------------------------
Mellon Bank, N.A.                                           $36,000,000
--------------------------------------------------------------------------------
National Australia Bank Limited                             $36,000,000
A.C.N. 004044937
--------------------------------------------------------------------------------
The Sanwa Bank, Limited                                     $36,000,000
New York Branch
--------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.                              $36,000,000
--------------------------------------------------------------------------------
Banca Nazionale del Lavoro S.p.A.                           $25,000,000

New York Branch
--------------------------------------------------------------------------------
Canadian Imperial Bank of Commerce                          $25,000,000
--------------------------------------------------------------------------------
Credit Suisse First Boston                                  $25,000,000
--------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                              $25,000,000
--------------------------------------------------------------------------------
DG Bank                                                     $25,000,000
Deutche Genossenschaftsbank AG
--------------------------------------------------------------------------------
The Fuji Bank, Limited                                      $25,000,000
--------------------------------------------------------------------------------
The Industrial Bank of Japan, Limited                       $25,000,000
New York Branch
--------------------------------------------------------------------------------
KBC Bank N.V.                                               $25,000,000
--------------------------------------------------------------------------------
Lloyds TSB Bank PLC                                         $25,000,000
--------------------------------------------------------------------------------
Societe Generale                                            $25,000,000
--------------------------------------------------------------------------------
The Sumitomo Bank Limited                                   $25,000,000
--------------------------------------------------------------------------------
UBS AG, Stamford Branch                                     $25,000,000
--------------------------------------------------------------------------------
Guaranty Federal Bank, FSB                                  $13,500,000
--------------------------------------------------------------------------------
SGZ Bank                                                    $10,000,000
--------------------------------------------------------------------------------
                                          TOTAL          $1,400,000,000
--------------------------------------------------------------------------------


--------